Exhibit 2.1

Scheme Implementation Deed

Anteris Technologies Ltd

Anteris Technologies Global Corp.

Jones Day

Riverside Centre, Level 31

123 Eagle Street

Brisbane QLD 4000, Australia

Tel: 61 7 3085 7000

Fax: 61 7 3085 7099

www.jonesday.com

Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	6
2.	Agreement to propose and implement Schemes	8
2.1	ATL to propose Schemes	8
2.2	Agreement to implement Scheme	8
3.	Conditions Precedent	8
3.1	Conditions Precedent to the Share Scheme	8
3.2	Conditions Precedent to the Option Scheme	10
3.3	Reasonable endeavours	11
3.4	Waiver of Condition Precedent	12
3.5	Notices in relation to Conditions Precedent	12
3.6	Consultation on failure of Condition Precedent	12
3.7	Failure to agree	13
4.	Condition Subsequent	13
4.1	Condition Subsequent	13
4.2	Reasonable endeavours	14
4.3	Waiver of Condition Precedent	14
5.	Outline of Share Scheme	14
5.1	Share Scheme	14
5.2	Share Scheme Consideration	14
5.3	Provision of Share Scheme Consideration	14
5.4	HoldCo CDIs – registration and notices	15
5.5	Holdco Shares	15
5.6	Share Sale Facility	15
5.7	Holdco Shares to rank equally	16
6.	Outline of Option Scheme	16
6.1	Option Scheme	16
6.2	Option Scheme Consideration	16
6.3	Provision of Option Scheme Consideration	16
6.4	Terms of Holdco Options	16
6.5	Scrip for scrip roll-over relief	17
7.	Implementation of the Schemes	17
7.1	General obligations	17
7.2	ATL’s obligations	17
7.3	Holdco’s obligations	20
7.4	Scheme Booklet responsibility statement	22
7.5	Verification	22
7.6	Form of recommendation	22
8.	Conduct of business	22

i

8.1	Specified obligations of ATL	22
8.2	Change of control	22
9.	Warranties	23
9.1	ATL warranties	23
9.2	Holdco Warranties	23
9.3	Nature of warranties	24
9.4	No other warranties or reliance	24
9.5	Release	24
10.	Termination	25
10.1	Termination for breach	25
10.2	Mutual termination	25
10.3	Effect of termination	25
11.	Costs and stamp duty	25
11.1	Costs	25
11.2	Stamp duty	25
12.	GST	26
12.1	Definitions and interpretation	26
12.2	GST exclusive	26
12.3	Payment of GST	26
12.4	Adjustment events	26
12.5	Reimbursements	26
13.	Notices	26
13.1	How to give a Notice	26
13.2	When effective	27
14.	General	27
14.1	Amendment	27
14.2	Assignment	27
14.3	Further assurances	28
14.4	Waivers, rights and remedies	28
14.5	Severability	28
14.6	Entire agreement	28
14.7	No merger	28
14.8	Indemnities	28
14.9	No representation or reliance	29
14.10	Governing law and jurisdiction	29
14.11	Counterparts	29
Signing page		30
Annexure A – Share Scheme of Arrangement		31
Annexure B – Option Scheme of Arrangement		32
Annexure C – Share Scheme Deed Poll		33
Annexure D – Option Scheme Deed Poll		34

ii

Scheme Implementation Deed

Date	13 August 2024
Parties
ATL	Anteris Technologies Ltd ACN 088 221 078 of Toowong Tower, Level 3, 9 Sherwood Road, Toowong QLD 4066, Australia
Holdco	Anteris Technologies Global Corp. of 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121, United States of America
Recitals

A.             ATL is an Australian public company and the current holding company of the ATL Group.

B.             Holdco is a special purpose vehicle incorporated in Delaware, United States of America.

C.             ATL wishes to effect a re-domiciliation from Australia to the United States of America by Holdco acquiring all of the ATL Shares by way of scheme of arrangement under Part 5.1 of the Corporations Act, following which ATL will become a wholly owned subsidiary of Holdco.

D.             Holdco will acquire all of the Scheme Shares in consideration for Holdco issuing Holdco Shares pursuant to this document, the Share Scheme and the Share Scheme Deed Poll.

E.             All Scheme Options will be cancelled in consideration for Holdco issuing Holdco Options pursuant to this document, the Option Scheme and the Option Scheme Deed Poll.

F.             ATL and Holdco propose to implement the Schemes on the terms and conditions of this document.

It is agreed as follows.

1.	Definitions and interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Adviser means, in relation to an entity, its legal, financial and other professional advisers, but excluding the Independent Expert.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or, where the context requires, the securities market which it operates.

ASX Listing Rules means the listing rules of ASX as amended from time to time (including as waived by ASX in relation to ATL or Holdco from time to time).

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means ASX Settlement Operating Rules of ASX Settlement.

ATL Director means a director of ATL.

ATL Group means ATL and each of its Subsidiaries.

ATL Share means a fully paid ordinary share issued in the capital of ATL.

ATL Shareholder means each person who is registered in the Share Register as a holder of ATL Shares.

ATO means the Australian Taxation Office.

ATO Class Ruling means the class ruling that ATL has sought from the ATO to the effect that:

(a)	Australian resident Share Scheme Participants who hold their ATL Shares on capital account and who make a capital gain from the exchange of their ATL Shares for Holdco Shares or Holdco CDIs under the Share Scheme will be eligible for scrip-for-scrip roll-over relief under the relevant Australian tax laws; and

(b)	Australian resident Option Scheme Participants who hold their ATL Options on capital account and who make a capital gain from the exchange of their ATL Options for Holdco Options under the Option Scheme will be eligible for scrip-for-scrip roll-over relief under the relevant Australian tax laws.

Business Day means a business day as defined in the ASX Listing Rules and, to the extent any action must be taken in relation to Nasdaq, a day on which Nasdaq is operating.

CDI means a CHESS depositary interest, being a unit of beneficial ownership in a Holdco Share that is registered in the name of CDN, in accordance with the ASX Settlement Rules.

CDN means CHESS Depositary Nominees Pty Ltd ACN 071 346 506.

CHESS means the clearing house electronic sub-register system of security transfers operated by ASX Settlement.

Change of Control Requirements has the meaning given to that term in clause 8.2(a).

Claim means a demand, claim, action or proceeding, however arising and whether present, unascertained, immediate, future or contingent, including any claim for specific performance.

Conditions Precedent means the conditions precedent to the Share Scheme set out in clause 3.1 and the conditions precedent to the Option Scheme set out in clause 3.2.

Condition Subsequent has the meaning given to that term in clause 4.1.

Condition Subsequent End Date means 20 December 2024.

Corporations Act means the Corporations Act 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act as agreed between the parties.

Depositary Nominee has the meaning given to it in the ASX Settlement Rules.

Effective, when used in relation to a Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to a Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means, when used in relation to a Scheme, the date on which the Scheme becomes Effective.

Employee Optionholder means an Option Scheme Participant who was issued or granted their ATL Options under ATL’s employee incentive plan.

Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement, “security interest” as defined in sections 12(1) or 12(2) of the Personal Property Securities Act 2009 (Cth), right of first refusal, preemptive right, any similar restriction, or any agreement to create any of them or allow them to exist.

End Date means 5.00 pm on 29 November 2024 or such other date and time agreed in writing between the parties.

First Court Date means the date of the hearing by the Court of the application to order the convening of the Scheme Meetings under section 411(1) of the Corporations Act.

Holdco CDI means a CDI representing a beneficial interest in one Holdco Share.

Holdco CDI Register means the register of Holdco CDI holders maintained by or on behalf of Holdco.

Holdco Information means the information regarding Holdco as is required to be included in the Scheme Booklet under all applicable laws, including the Corporations Act, applicable ASIC guidance and policies and the ASX Listing Rules. Holdco Information does not include information about the ATL Group (except to the extent it relates to any statement of intention relating to the ATL Group following the Effective Date).

Holdco IPO means an initial public offering of Holdco Shares which, once completed, will result in Holdco’s Registration Statement on Form S-1 being declared effective by the SEC and Holdco satisfying the initial listing requirements of Nasdaq.

Holdco Option means an option to acquire a Holdco Share, on the terms set out in clause 6.4.

Holdco Share means a share of voting common stock in Holdco.

Holdco Share Register means the register of Holdco Shareholders maintained by or on behalf of Holdco in accordance with the Delaware General Corporation Law.

Implementation Date means the date which is two Business Days after the completion of pricing of the Holdco IPO, or such other date as is agreed by the parties.

Independent Expert means BDO Corporate Finance Ltd.

Independent Expert’s Report means the report from the Independent Expert for inclusion in the Scheme Booklet, including any update or supplementary report, stating whether or not in the Independent Expert’s opinion the Share Scheme is in the best interests of ATL Shareholders and the Option Scheme is in the best interests of ATL Optionholders.

Ineligible Foreign Shareholder means a Share Scheme Participant whose address, as shown in the Share Register as at the Record Date, is in a place outside Australia, the United States of America, New Zealand, Israel, Hong Kong, Singapore and the United Kingdom, unless ATL and Holdco are satisfied, acting reasonably, that the laws of that place permit the offer and issue of Holdco Shares or Holdco CDIs (as applicable) to that Share Scheme Participant and, in ATL and Holdco’s discretion, is not unduly onerous or impracticable for Holdco and ATL.

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to any part of its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this document); or

(d)	an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed or any other action taken, in each case in connection with that person, in respect of any of the things described in paragraphs (a), (b) or (c);

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this document reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.

Legacy Holdco Employee Incentive Plan means the Legacy Anteris Technologies Global Corp. Employee Incentive Plan, to be adopted by Holdco prior to the Option Scheme Meeting.

Nasdaq means Nasdaq, Inc. or the Nasdaq Global Market, as the context requires.

Non-electing Small Shareholder means a Small Shareholder who has not provided ATL’s share registry with an Opt-In Notice in accordance with the terms of the Share Scheme.

Opt-In Notice means a notice by a Small Shareholder requesting to receive the Share Scheme Consideration as HoldCo CDIs.

Officer means, in relation to an entity, its directors and officers and employees.

Option Register means the register of holders of ATL Options maintained by or on behalf of ATL.

Option Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act under which all ATL Options held by the Option Scheme Participants will be cancelled and Holdco will issue new Holdco Options, substantially in the form of Annexure B together with any amendment or modification made pursuant to section 411(6) of the Corporations Act.

Option Scheme Consideration means the consideration payable by Holdco for the cancellation of the Scheme Options to Holdco, being, one Holdco Option for every one ATL Option held by the Option Scheme Participant.

Option Scheme Deed Poll means the deed poll to be executed by Holdco substantially in the form of Annexure D under which Holdco covenants in favour of ATL Optionholders to perform its obligations under this document and the Option Scheme.

Option Scheme Meeting means the meeting to be convened by the Court at which ATL Optionholders will vote on the Option Scheme.

Option Scheme Participant means each person who is an ATL Optionholder as at the Record Date.

Record Date means 7.00 pm (AEDT) on the date which is two Business Days after the Effective Date, or such other date and time agreed in writing between the parties.

Regulatory Authority includes, in any jurisdiction:

(a)	a government or governmental, semi-governmental or judicial entity or authority;

(b)	a minister, department, office, commission, delegate, instrumentality, agency, board, authority or organisation of any government; and

(c)	any regulatory organisation established under statute,

and includes ASX, ASIC, SEC, Nasdaq and the Takeovers Panel.

Related Body Corporate has the meaning given in section 50 of the Corporations Act.

Representative means, in relation to an entity:

(a)	each of the entity’s Related Bodies Corporate; and

(b)	each of the Officers and Advisers of the entity or any of its Related Bodies Corporate.

Sale Agent means the person appointed by ATL to sell the Holdco Shares and Holdco CDIs that are attributable to Ineligible Foreign Shareholders, Non-electing Small Shareholders as part of their Share Scheme Consideration under the terms of the Share Scheme.

Scheme Booklet means, in respect of the Schemes, the information booklet to be approved by the Court and despatched to ATL Shareholders and ATL Optionholders which includes the Share Scheme, the Option Scheme, explanatory statements complying with the requirements of the Corporations Act and notices of meeting and proxy forms.

Scheme Meetings means the Share Scheme Meeting and the Option Scheme Meeting.

Scheme Option means an ATL Option as at the Record Date.

Schemes means the Share Scheme and the Option Scheme.

Scheme Share means an ATL Share as at the Record Date.

SEC means the United States Securities and Exchange Commission.

Second Court Date means the first day on which the Court hears the application to approve the Schemes under section 411(4)(b) of the Corporations Act, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.

Share Elected Scheme Participant means each Share Scheme Participant (other than an Ineligible Foreign Shareholder) who has made a valid Share Election.

Share Election means a valid election for Holdco Shares by a Share Scheme Participant pursuant to the terms of the Share Scheme.

Share Register means the register of holders of ATL Shares maintained by or on behalf of ATL.

Share Sale Facility means the facility to be established by ATL and managed by the Sale Agent under which the Holdco CDIs which otherwise would be received by Ineligible Foreign Shareholders and Non-electing Small Shareholders will be sold in accordance with the Share Scheme and the agreement to be entered into between ATL and the Sale Agent in relation to the Share Sale Facility.

Share Sale Facility Proceeds means the net cash proceeds from the sale of Holdco CDIs sold through the Share Sale Facility, after deducting brokerage and other costs of sale and any taxes which may be required to be withheld under applicable laws.

Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act under which all ATL Shares held by the Share Scheme Participants will be transferred to Holdco, substantially in the form of Annexure A together with any amendment or modification made pursuant to section 411(6) of the Corporations Act.

Share Scheme Consideration means the consideration payable by Holdco for the transfer of Scheme Shares to Holdco, being:

(a)	where the Share Scheme Participant is a Share Elected Scheme Participant, one Holdco Share for every one Scheme Share held by the Share Scheme Participant; or

(a)	for all other Share Scheme Participants, one Holdco CDI for every one Scheme Share held by the Share Scheme Participant.

Share Scheme Deed Poll means the deed poll to be executed by Holdco substantially in the form of Annexure C under which Holdco covenants in favour of ATL Shareholders to perform its obligations under this document and the Share Scheme.

Share Scheme Meeting means the meeting to be convened by the Court at which ATL Shareholders will vote on the Share Scheme.

Share Scheme Participant means each person who is an ATL Shareholder as at the Record Date.

Small Shareholder means a Share Scheme Participant (other than an Ineligible Foreign Shareholder) who holds equal to or less than 35 Scheme Shares as at the Record Date.

Subsidiary has the meaning given to that term in the Corporations Act.

1.2	Interpretation

In this document, the following rules of interpretation apply unless the context requires otherwise:

(a)	headings are for convenience only and do not affect interpretation;

(b)	the singular includes the plural and vice versa;

(c)	a gender includes other genders;

(d)	another grammatical form of a defined word or expression has a corresponding meaning;

(e)	a reference to a person includes a natural person, a body corporate, a corporation, a trust, a partnership, an unincorporated association or any other entity;

(f)	a reference to a person includes a reference to the person's successors, administrators, executors, and permitted assigns and substitutes;

(g)	a reference to legislation includes regulations and other instruments issued under it and consolidations, amendments, modifications, re-enactments or replacements of any of them;

(h)	a reference to a clause, schedule or annexure is to a clause of, or schedule or annexure to, this document;

(i)	a reference to a document (including this document) includes any amendment, variation, replacement or novation of it;

(j)	the meaning of general words is not limited by using the words "including", "for example" or similar expressions;

(k)	a reference to dollars, AUD, $ or A$ is a reference to the lawful currency of Australia;

(l)	a reference to time is a reference to time in Brisbane, Queensland;

(m)	nothing in this document is to be construed to the disadvantage of a party because that party prepared it or any part of it;

(n)	a reference to a day (including a Business Day) means a period of time commencing at midnight and ending 24 hours later;

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day; and

(p)	a reference to a party using or obligation on a party to use its best endeavours or reasonable endeavours does not oblige that party to:

(i)	pay money:

(A)	in the form of an inducement or consideration to a third party to procure something (other than the payment of immaterial expenses or costs, including costs of advisers, to procure the relevant thing); or

(B)	in circumstances that are commercially onerous or unreasonable in the context of this document;

(ii)	provide other valuable consideration to or for the benefit of any person; or

(iii)	agree to commercially onerous or unreasonable conditions.

2.	Agreement to propose and implement Schemes

2.1	ATL to propose Schemes

(a)	ATL agrees to propose the Share Scheme and the Option Scheme on and subject to the terms and conditions of this document.

(b)	Holdco agrees to assist ATL to propose the Share Scheme and Option Scheme on and subject to the terms and conditions of this document.

2.2	Agreement to implement Scheme

The parties agree to implement the Schemes on the terms and conditions of this document.

3.	Conditions Precedent

3.1	Conditions Precedent to the Share Scheme

Subject to this clause 3, the Share Scheme will not become Effective, and the obligations of Holdco under clause 5.3 are not binding, until each of the following Conditions Precedent are satisfied or waived to the extent and in the manner set out in this clause 3.

Condition Precedent		Party entitled to benefit	Party responsible
(a)	(ASIC and ASX) Before 8.00 am on the Second Court Date, ASIC and ASX issue or provide all reliefs, waivers, confirmations, exemptions, consents or approvals, and have done all other acts, necessary, or which ATL and Holdco agree are desirable, to implement the Share Scheme and such reliefs, waivers, confirmations, exemptions, consents, approvals or other acts (as the case may be) have not been withdrawn, suspended or revoked.	ATL and Holdco	ATL and Holdco
(b)	(Shareholder approval) ATL Shareholders approve the Share Scheme by the requisite majorities required under section 411(4)(a)(ii) of the Corporations Act.	Cannot be waived	ATL
(c)	(Court approval of Share Scheme) The Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Holdco under the Share Scheme.	Cannot be waived	ATL
(d)	(Court approval of Option Scheme) The Court approves the Option Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Holdco under the Option Scheme.	ATL	ATL

Condition Precedent		Party entitled to benefit	Party responsible
(e)	(Regulatory Authority) Before 8.00 am on the Second Court Date, the approvals of each Regulatory Authority which ATL and Holdco agree (acting reasonably) are necessary to implement the Share Scheme or conduct the ATL Group’s business on and from implementation of the Schemes, lawfully and in a manner consistent with its conduct prior to the Implementation Date, are granted or obtained.	ATL and Holdco	ATL and Holdco
(f)	(Independent Expert) The Independent Expert issues a report which concludes that the Share Scheme is in the best interests of ATL Shareholders on or before the date on which the Scheme Booklet is registered with ASIC, and the Independent Expert not withdrawing or adversely modifying that conclusion before 8.00 am on the Second Court Date.	ATL	ATL
(g)	(Nasdaq approval) Before 8.00 am on the Second Court Date, the Holdco Shares have been authorised for listing on Nasdaq, subject to official notice of issuance following the implementation of the Share Scheme and any customary conditions.	ATL and Holdco	ATL and Holdco
(h)	(Ability to issue CDIs) Before 8.00 am on the Second Court Date, Holdco and ATL have done everything necessary under the ASX Settlement Rules to enable CDN to allot and issue the Holdco CDIs under the Share Scheme, other than the actual allotment and issue or transfer (as applicable) of the Holdco Shares to CDN under the Share Scheme.	ATL and Holdco	ATL and Holdco
(i)	(ASX listing) Before 8.00 am on the Second Court Date, ASX approves (i) the admission of Holdco to the official list of the ASX, and (ii) the Holdco CDIs for official quotation by ASX, subject only to any conditions which ASX may reasonably require that are acceptable to ATL and Holdco, and to the Share Scheme becoming Effective.	ATL and Holdco	ATL and Holdco
(j)	(Regulatory intervention) No Court or Regulatory Authority has issued or taken steps to issue an order, temporary restraining order, preliminary or permanent injunction, decree or ruling or taken any action enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Share Scheme and no such order, decree, ruling, other action or refusal is in effect as at 8.00 am on the Second Court Date.	ATL and Holdco	ATL and Holdco

Condition Precedent		Party entitled to benefit	Party responsible
(k)	(ATO Class Ruling) Before 8.00 am on the Second Court Date, the ATO issues the ATO Class Ruling or otherwise confirms that the ATO Class Ruling will be issued on terms and conditions that are acceptable to ATL and Holdco.	ATL and Holdco	ATL and Holdco

3.2	Conditions Precedent to the Option Scheme

Subject to this clause 3, the Option Scheme will not become Effective, and the obligations of Holdco under clause 6.3 are not binding, until each of the following Conditions Precedent are satisfied or waived to the extent and in the manner set out in this clause 3.

Condition Precedent		Party entitled to benefit	Party responsible
(a)	(ASIC and ASX) Before 8.00 am on the Second Court Date, ASIC and ASX issue or provide all reliefs, waivers, confirmations, exemptions, consents or approvals, and have done all other acts, necessary, or which ATL and Holdco agree are desirable, to implement the Option Scheme and such reliefs, waivers, confirmations, exemptions, consents, approvals or other acts (as the case may be) have not been withdrawn, suspended or revoked.	ATL and Holdco	ATL and Holdco
(b)	(Optionholder approval) ATL Optionholders approve the Option Scheme by the requisite majorities required under section 411(4)(a)(ii) of the Corporations Act.	Cannot be waived	ATL
(c)	(Court approval of Option Scheme) The Court approves the Option Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Holdco under the Option Scheme.	Cannot be waived	ATL
(d)	(Court approval of Share Scheme) The Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Holdco under the Share Scheme.	Cannot be waived	ATL

Condition Precedent		Party entitled to benefit	Party responsible
(e)	(Regulatory Authority) Before 8.00 am on the Second Court Date, the approvals of each Regulatory Authority which ATL and Holdco agree (acting reasonably) are necessary to implement the Option Scheme or conduct the ATL Group’s business on and from implementation of the Schemes, lawfully and in a manner consistent with its conduct prior to the Implementation Date, are granted or obtained.	ATL and Holdco	ATL and Holdco
(f)	(Independent Expert) The Independent Expert issues a report which concludes that the Option Scheme is in the best interests of ATL Optionholders on or before the date on which the Scheme Booklet is registered with ASIC, and the Independent Expert not withdrawing or adversely modifying that conclusion before 8.00 am on the Second Court Date.	ATL	ATL
(g)	(Regulatory intervention) No Court or Regulatory Authority has issued or taken steps to issue an order, temporary restraining order, preliminary or permanent injunction, decree or ruling or taken any action enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Option Scheme and no such order, decree, ruling, other action or refusal is in effect as at 8.00 am on the Second Court Date.	ATL and Holdco	ATL and Holdco
(h)	(ATO Class Ruling) Before 8.00 am on the Second Court Date, the ATO issues the ATO Class Ruling or otherwise confirms that the ATO Class Ruling will be issued on terms and conditions that are acceptable to ATL and Holdco.	ATL and Holdco	ATL and Holdco

3.3	Reasonable endeavours

Each party agrees to use reasonable endeavours to procure that:

(a)	each of the Conditions Precedent for which it is a party responsible (as noted in clauses 3.1 and 3.2):

(i)	is satisfied as soon as practicable after the date of this document; and

(ii)	continues to be satisfied at all times until the last time it is to be satisfied (as the case may require); and

(b)	there is no occurrence that would prevent the Condition Precedent for which it is a party responsible being satisfied.

3.4	Waiver of Condition Precedent

(a)	A Condition Precedent may only be waived in writing by the party or parties entitled to the benefit of that Condition Precedent as noted in clauses 3.1 and 3.2 (except Conditions Precedent which cannot be waived) and will be effective only to the extent specifically set out in that waiver.

(b)	To be effective any waiver of the breach or non-fulfilment of any Condition Precedent in clause 3.1 or 3.2 (except Conditions Precedent which cannot be waived) must be in writing and a copy of the waiver must be provided to the other party prior to 8.00 am on the Second Court Date.

(c)	A waiver of a breach or non-fulfilment in respect of a Condition Precedent does not constitute:

(i)	a waiver of a breach or non-fulfilment of any other Condition Precedent arising from the same event; or

(ii)	a waiver of a breach or non-fulfilment of that Condition Precedent resulting from any other event.

(d)	A waiver of any condition in clause 3.1 or 3.2 precludes the party who has the benefit of the condition from suing the other party for any breach of this document that resulted from any breach or non-fulfilment of the condition.

3.5	Notices in relation to Conditions Precedent

Each party must:

(a)	(notice of satisfaction) promptly notify the other of satisfaction of a Condition Precedent and must keep the other informed of any material development of which it becomes aware that may lead to the breach or non-fulfilment of a Condition Precedent;

(b)	(notice of failure) immediately give written notice to the other of a breach or non-fulfilment of a Condition Precedent, or of any event which will prevent a Condition Precedent being satisfied; and

(c)	(notice of waiver) upon receipt of a notice given under clause 3.5(b), give written notice to the other party as soon as possible (and in any event before 5.00 pm on the day before the Second Court Date) as to whether or not it waives the breach or non-fulfilment of any Condition Precedent resulting from the occurrence of that event, specifying the Condition Precedent in question.

3.6	Consultation on failure of Condition Precedent

If:

(a)	there is a breach or non-fulfilment of a Condition Precedent which is not waived in accordance with this document by the time or date specified in this document for the satisfaction of the Condition Precedent;

(b)	there is an act, failure to act or occurrence which will prevent a Condition Precedent being satisfied by the time or date specified in this document for the satisfaction of the Condition Precedent (and the breach or non-fulfilment which would otherwise occur has not already been waived in accordance with this document); or

(c)	the Schemes have not become Effective by the End Date,

the parties must consult in good faith with a view to determine whether:

(d)	the Schemes may proceed by way of alternative means or methods;

(e)	to extend the relevant time for satisfaction of the Condition Precedent or to adjourn or change the date of an application to the Court; or

(f)	to extend the End Date.

3.7	Failure to agree

(a)	If the parties are unable to reach agreement under clause 3.6 within two Business Days (or any shorter period ending at 5.00 pm on the day before the Second Court Date):

(i)	subject to clause 3.7(a)(ii), either party may terminate this document (and that termination will be in accordance with clause 10.3); or

(ii)	if the relevant Condition Precedent may be waived and exists for the benefit of one party only, that party only may terminate this document (and that termination will be in accordance with clause 10.3), in each case before 8.00 am on the Second Court Date.

(b)	A party will not be entitled to exercise the rights under this clause 3.7 if the relevant Condition Precedent has not been satisfied as a result of a breach of this document by that party.

4.	Condition Subsequent

4.1	Condition Subsequent

(a)	The Schemes must not be implemented unless the Holdco IPO successfully completes on or before the Condition Subsequent End Date, which will be deemed to have been satisfied if both of the following occur (Condition Subsequent):

(i)	Holdco has filed with the SEC a Registration Statement on Form S-1 relating to the Holdco IPO, and the SEC has declared such registration statement effective; and

(ii)	Holdco has executed a binding underwriting agreement relating to the Holdco IPO with the underwriters of the Holdco IPO.

(b)	If the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date, then the parties must consult in good faith for a period of 20 Business Days following the Condition Subsequent End Date (Consultation Period) with a view to determining whether both parties wish to pursue an alternative transaction with a similar effect and, if so whether the transaction contemplated by the Schemes may proceed by way of alternative means or methods.

(c)	If under clause 4.1(b) the parties are unable to reach agreement or do not wish to pursue a transaction within the Consultation Period, then either party may terminate this document after the Consultation Period has expired (and that termination will be in accordance with clause 10).

4.2	Reasonable endeavours

Each party agrees to use its reasonable endeavours to procure that:

(a)	the Condition Subsequent:

(i)	is satisfied as soon as practicable after the date of this document and in any event on or before the Condition Subsequent End Date; and

(ii)	continues to be satisfied at all times until implementation of the Schemes; and

(b)	there is no occurrence that would prevent the Condition Subsequent being satisfied.

4.3	Waiver of Condition Precedent

The Condition Subsequent cannot be waived.

5.	Outline of Share Scheme

5.1	Share Scheme

ATL must propose a scheme of arrangement under which:

(a)	all of the ATL Shares held by Share Scheme Participants at the Record Date will be transferred to Holdco; and

(b)	each Share Scheme Participant will be entitled to receive the Share Scheme Consideration.

5.2	Share Scheme Consideration

Subject to and in accordance with this document and the Share Scheme, each Share Scheme Participant is entitled to receive the Share Scheme Consideration in respect of each Scheme Share held by that Share Scheme Participant.

5.3	Provision of Share Scheme Consideration

Subject to this document and the Share Scheme, Holdco undertakes to ATL (in its own right and separately as trustee or nominee of each Share Scheme Participant) that, in consideration of the transfer to Holdco of each ATL Share held by a Share Scheme Participant, Holdco will, on the Implementation Date:

(a)	accept that transfer; and

(b)	Holdco will provide to each Share Scheme Participant the Share Scheme Consideration in accordance with the Share Scheme by:

(i)	in respect of each Share Elected Scheme Participant, issuing one Holdco Share for every one Scheme Share held by that Share Scheme Participant;

(ii)	in respect of all other Share Scheme Participants (other than an Ineligible Foreign Shareholder):

(A)	procuring CDN to issue one Holdco CDI for every one Scheme Share held by that Share Scheme Participant; and

(B)	issuing to CDN (as Depositary Nominee) the relevant number of Holdco Shares underlying such Holdco CDIs (being one Holdco Share for every one Holdco CDI); and

(iii)	in respect of each Ineligible Foreign Shareholder:

(A)	procuring CDN to issue to the Sale Agent such number of Holdco CDIs that the Ineligible Foreign Shareholders would otherwise have been entitled to; and

(B)	issuing to CDN (as Depositary Nominee) the relevant number of Holdco Shares underlying such Holdco CDIs (being one Holdco Share for every one Holdco CDI).

5.4	HoldCo CDIs – registration and notices

(a)	On the Business Day prior to the Implementation Date, HoldCo must enter in the HoldCo Share Register the name of CDN (as Depositary Nominee) to hold the HoldCo Shares underlying the HoldCo CDIs to be issued in accordance with the Share Scheme.

(b)	After the satisfaction of the obligation in clause 5.4(a), HoldCo must:

(i)	on the Implementation Date, procure that CDN records in the Holdco CDI Register each Share Scheme Participant who is to receive Holdco CDIs under the Share Scheme and issues Holdco CDIs to the Sale Agent in accordance with clause 5.3(b)(iii); and

(ii)	as soon as is reasonably practicable despatches, or causes to be despatched, to each Share Scheme Participant who is to receive Holdco CDIs under the Share Scheme, a holding statement or confirmation advice in the name of that Share Scheme Participant representing the number of Holdco CDIs issued to that Share Scheme Participant.

5.5	Holdco Shares

The obligation to issue Holdco Shares under clause 5.3 will be satisfied by Holdco, on the Implementation Date, procuring the entry into its register of stockholders the name of each person who is to receive Holdco Shares.

5.6	Share Sale Facility

(a)	Where a Share Scheme Participant is an Ineligible Foreign Shareholder or a Non-electing Small Shareholder, the number of Holdco CDIs to which that Share Scheme Participant would otherwise have been entitled to under the Share Scheme will be issued to the Sale Agent and sold under the Share Sale Facility.

(b)	ATL will procure that, after the Implementation Date, the Sale Agent, as soon as reasonably practicable:

(i)	sells all Holdco CDIs issued to the Sale Agent in accordance with clause 5.6(a) in such manner, at such price and on such other terms as the Sale Agent determines in good faith, and at the risk of the Ineligible Foreign Shareholders or Non-electing Small Shareholders (as applicable); and

(ii)	remits the Share Sale Facility Proceeds to each Ineligible Foreign Shareholder or Non-electing Small Shareholder (as applicable) in the amount to which they are entitled, calculated on a volume weighted average basis so that all Ineligible Foreign Shareholders and Non-electing Small Shareholders receive the same price for each whole Holdco CDI sold.

5.7	Holdco Shares to rank equally

Holdco undertakes to ATL (in its own right and separately as trustee or nominee of each Share Scheme Participant) that:

(a)	all Holdco Shares issued as Share Scheme Consideration (including those issued to CDN in connection with the Holdco CDIs) will, upon their issue:

(i)	rank equally with all other Holdco Shares then on issue; and

(ii)	be fully paid and free from any Encumbrances; and

(b)	it will use all reasonable endeavours to ensure that:

(i)	Holdco Shares issued as Share Scheme Consideration will be listed for quotation on Nasdaq with effect from the Business Day after the Implementation Date (or such later date as Nasdaq may require); and

(ii)	Holdco CDIs issued as Share Scheme Consideration will be listed for quotation on ASX with effect from the Business Day after the Implementation Date (or such later date as ASX may require).

6.	Outline of Option Scheme

6.1	Option Scheme

ATL must propose a scheme of arrangement under which:

(a)	all of the ATL Options held by Option Scheme Participants at the Record Date will be cancelled; and

(b)	each Option Scheme Participant will be entitled to receive the Option Scheme Consideration.

6.2	Option Scheme Consideration

Subject to and in accordance with this document and the Option Scheme, each Option Scheme Participant is entitled to receive the Option Scheme Consideration in respect of each Scheme Option held by that Option Scheme Participant.

6.3	Provision of Option Scheme Consideration

Subject to this document and the Option Scheme, Holdco undertakes to ATL (in its own right and separately as trustee or nominee of each Option Scheme Participant) that, in consideration of the Option Scheme Participants agreeing to cancel their respective ATL Options under the terms of the Option Scheme, Holdco will, on the Implementation Date, provide the Option Scheme Consideration in accordance with the Option Scheme.

6.4	Terms of Holdco Options

Each Holdco Option issued as Option Scheme Consideration in accordance with the Option Scheme and the Option Scheme Deed Poll will:

(a)	have an exercise price per Holdco Share equal to the exercise price per ATL Share of the relevant ATL Option it replaces, converted from Australian dollars to US dollars at the prevailing currency exchange rate on the Implementation Date, as reasonably determined by ATL;

(b)	have an exercise period equal to the unexpired exercise period of the relevant ATL Option it replaces;

(c)	be vested to the same extent and have the same terms as to vesting as the relevant ATL Option it replaces;

(d)	for ATL Optionholders with a registered address in Australia and New Zealand on the Option Register, provide that securities issued on exercise of the Holdco Option will be Holdco CDIs by default, unless the optionholder elects to receive Holdco Shares;

(e)	for ATL Optionholders with a registered address outside of Australia and New Zealand on the Option Register, provide that securities issued on exercise of the Holdco Option will be Holdco Shares by default, unless the optionholder elects to receive Holdco CDIs;

(f)	for Holdco Options issued to Employee Optionholders, be issued on the terms of the Legacy Holdco Employee Incentive Plan; and

(g)	otherwise be on the same terms as the ATL Option it replaces, with necessary changes due to Holdco being the issuer in place of ATL.

6.5	Scrip for scrip roll-over relief

In the event the Option Scheme Participants are eligible for scrip for scrip roll-over relief, Holdco acknowledges it has not made, and will not make, a choice under subsection 124.795(4) of the Income Tax Assessment Act 1997 (Cth).

7.	Implementation of the Schemes

7.1	General obligations

ATL and Holdco must each:

(a)	use all reasonable endeavours and commit necessary resources (including management and corporate relations resources and the resources of external advisers); and

(b)	procure that its officers and advisers work in good faith and in a timely and co-operative fashion with the other party (including by attending meetings and by providing information),

to produce the Scheme Booklet and implement the Schemes as soon as reasonably practicable and in accordance with the timetable agreed between the parties.

7.2	ATL’s obligations

ATL must take all reasonable steps to implement the Schemes on a basis consistent with this document and as soon as reasonably practicable, and in particular must:

(a)	(announce ATL Directors’ recommendation) following execution of this deed, announce that:

(i)	the ATL Directors intend to recommend the Share Scheme to ATL Shareholders, and recommend that ATL Shareholders vote in favour of the Share Scheme at the Share Scheme Meeting;

(ii)	the ATL Directors intend to recommend the Option Scheme to ATL Optionholders, and recommend that ATL Optionholders vote in favour of the Option Scheme at the Option Scheme Meeting;

(iii)	each ATL Director intends to vote, or cause to be voted, all ATL Shares in which he or she has a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting; and

(iv)	each ATL Director intends to vote, or cause to be voted, all ATL Options in which he or she has a Relevant Interest in favour of the Option Scheme at the Option Scheme Meeting,

and make equivalent statements in the Scheme Booklet, in each case in the absence of:

(v)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Schemes are not in the best interests of ATL Shareholders or ATL Optionholders; or

(vi)	an ATL Director making a determination in accordance with clause 7.6;

(b)	(Scheme Booklet) prepare and despatch to ATL Shareholders and ATL Optionholders a Scheme Booklet which complies with all applicable laws, including the Corporations Act, applicable ASIC guidance and policies and the ASX Listing Rules;

(c)	(Opt-In Notice) send an Opt-In Notice with the Scheme Booklet to each ATL Shareholder who, based on their holding of ATL Shares as at the date of the Court order convening the Share Scheme Meeting, would be a Small Shareholder;

(d)	(Independent Expert) provide any assistance and information reasonably requested by the Independent Expert to enable the Independent Expert to prepare the Independent Expert’s Report;

(e)	(ASIC and ASX relief) use its reasonable endeavours to obtain all waivers, exemptions and modifications from ASIC and ASX as may be required to facilitate the implementation of the Schemes;

(f)	(ATO Class Ruling) apply to the ATO for the ATO Class Ruling;

(g)	(section 411(17)(b) statement) apply to ASIC for the production of:

(i)	a letter stating that it does not intend to appear at the First Court Date; and

(ii)	a statement pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Schemes;

(h)	(consult with Holdco) provide Holdco with drafts of the Scheme Booklet, consult with Holdco in relation to the content and presentation of the Scheme Booklet and give Holdco and its Representatives a reasonable opportunity to provide input about the content and presentation of the Scheme Booklet, and obtain Holdco’s consent to include the Holdco Information in the form and context in which it appears;

(i)	(Court application) apply to the Court for an order under section 411(1) of the Corporations Act directing ATL to convene the Scheme Meetings;

(j)	(Court approval) subject to all Conditions Precedent in clause 3.1 (other than clause 3.1(c)) and clause 3.2 (other than clause (c)) being satisfied or waived in accordance with this document, apply to the Court for an order approving the Schemes in accordance with sections 411(4)(b) and 411(6) of the Corporations Act;

(k)	(Registration) request ASIC to register the explanatory statements included in the Scheme Booklet in relation to the Schemes in accordance with section 412(6) of the Corporations Act;

(l)	(ATL new information) provide to ATL Shareholders and ATL Optionholders any further or new information which arises after the despatch of the Scheme Booklet and prior to the Scheme Meetings which is necessary to ensure that the information contained in the Scheme Booklet is not false, misleading or deceptive in any material respect (whether by omission or otherwise);

(m)	(Scheme Meetings) convene the Scheme Meetings to approve the Schemes in accordance with any orders made by the Court pursuant to section 411(1) of the Corporations Act;

(n)	(Conditions Precedent certificate) at the hearing on the Second Court Date, provide to the Court (through its counsel):

(i)	a certificate confirming (in respect of matters within ATL’s knowledge) whether or not the Conditions Precedent for which it is responsible, as noted in clause 3.1 (other than clause 3.1(c)) and clause 3.2 (other than clause (c)), have been satisfied or waived in accordance with clause 3; and

(ii)	any certificate provided to it by Holdco under clause 7.3(f);

(o)	(lodge copy of Court orders) lodge with ASIC an office copy of the Court order approving the Schemes in accordance with section 411(10) of the Corporations Act on the day after that office copy is received (or any later date agreed in writing by Holdco);

(p)	(suspension of trading and de-listing) apply to ASX to have:

(i)	trading in ATL Shares suspended from the close of trading on the Effective Date; and

(ii)	ATL removed from the official list of ASX, and quotation of ATL Shares on ASX terminated, with effect on and from the close of trading on the Business Day immediately following, or shortly after, the Implementation Date, or, in each case, such other dates as the parties may agree, acting reasonably, following consultation with ASX and not do anything to cause any of these things to happen before the time specified in this clause 7.2(p);

(q)	(Share Scheme implementation) if the Court makes orders under section 411(4) of the Corporations Act approving the Share Scheme (but subject to and conditional upon the satisfaction of the Condition Subsequent):

(i)	determine the identity of each Share Scheme Participant and their entitlement to the Share Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Share Register current as at the Record Date;

(ii)	provide to Holdco all information about the Share Scheme Participants that Holdco reasonably requires in order for Holdco to provide the Share Scheme Consideration to the Share Scheme Participants in accordance with the Share Scheme;

(iii)	execute proper instruments of transfer of and giving effect to and registering the transfer of the ATL Shares to Holdco in accordance with the Share Scheme; and

(iv)	do all other things contemplated by or necessary to give effect to the Share Scheme and the orders of the Court;

(r)	(Option Scheme implementation) if the Court makes orders under section 411(4) of the Corporations Act approving the Option Scheme (but subject to and conditional upon the satisfaction of the Condition Subsequent):

(i)	determine the identity of each Option Scheme Participant and their entitlement to the Option Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Option Register current as at the Record Date;

(ii)	provide to Holdco all information about the Option Scheme Participants that Holdco reasonably requires in order for Holdco to provide the Option Scheme Consideration to the Option Scheme Participants in accordance with the Option Scheme; and

(iii)	subject to Holdco satisfying its obligations to provide the Option Scheme Consideration to the Option Scheme Participants in accordance with the Option Scheme, cancel the Scheme Options on the Implementation Date; and

(s)	(other steps) do all other things necessary to give effect to the Schemes and the orders of the Court approving the Schemes.

7.3	Holdco’s obligations

Holdco must take all reasonable steps to assist ATL to implement the Schemes on a basis consistent with this document and as soon as reasonably practicable, and in particular must:

(a)	(Holdco Information):

(i)	prepare and promptly provide to ATL for inclusion in the Scheme Booklet the Holdco Information (in accordance with all applicable laws, including the Corporations Act, applicable ASIC guidance and policies and the ASX Listing Rules) and consent to the inclusion of that information in the Scheme Booklet; and

(ii)	provide ATL with drafts of the Holdco Information in a timely manner and, acting reasonably in good faith and take into account all reasonable comments from ATL and its Representatives on those drafts;

(b)	(accuracy of Holdco Information) before the despatch of the Scheme Booklet, verify to ATL the accuracy of the Holdco Information contained in the Scheme Booklet, and consent to the inclusion of that information in the form and context in which it appears in the Scheme Booklet, in each case subject to Holdco being reasonably satisfied as to those matters;

(c)	(Holdco new information) provide to ATL further or new information about Holdco which arises after the despatch of the Scheme Booklet and prior to the Scheme Meeting which is necessary or reasonably required by ATL to ensure that the Holdco Information disclosed to ATL Shareholders and ATL Optionholders is not false, misleading or deceptive in any material respect (whether by omission or otherwise);

(d)	(Independent Expert information) provide any assistance or information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report;

(e)	(United States legal opinion) deliver to ATL an opinion from its legal counsel, in a form satisfactory to ATL (acting reasonably), that each of the Share Scheme Deed Poll and the Option Scheme Deed Poll are legally binding on and enforceable against Holdco under the laws of Delaware;

(f)	(Conditions Precedent certificate) before 8.00 am on the Second Court Date, provide to ATL for provision to the Court at the hearing on that date:

(i)	a certificate confirming (in respect of matters within Holdco’s knowledge) whether or not the Conditions Precedent in respect of the Share Scheme for which Holdco is responsible, as noted in clause 3.1 (other than paragraph (c)), have been satisfied or waived in accordance with clause 3;

(ii)	a certificate confirming (in respect of matters within Holdco’s knowledge) whether or not the Conditions Precedent in respect of the Option Scheme for which Holdco is responsible, as noted in clause 3.2 (other than paragraph (c)), have been satisfied or waived in accordance with clause 3;

(g)	(authorised nominee) appoint CDN to receive under the Share Scheme and hold Holdco Shares for the benefit of Share Scheme Participants who are to receive Holdco CDIs and execute (or procure the execution of) proper instruments of transfer of those securities to Holdco in accordance with the Share Scheme;

(h)	(Share transfer) if the Share Scheme becomes Effective (but subject to and conditional upon the Condition Subsequent being satisfied), accept a transfer of the Scheme Shares as contemplated by clause 5.3(a) and execute (or procure the execution of) proper instruments of transfer of the Scheme Shares to Holdco in accordance with the Share Scheme;

(i)	(Share Scheme Consideration) if the Share Scheme becomes Effective (but subject to and conditional upon the Condition Subsequent being satisfied), provide or procure the provision of the Share Scheme Consideration in the manner contemplated by the terms of the Share Scheme;

(j)	(Option Scheme Consideration) if the Option Scheme becomes Effective (but subject to and conditional upon the Condition Subsequent being satisfied), provide or procure the provision of the Option Scheme Consideration in the manner contemplated by the terms of the Option Scheme;

(k)	(Nasdaq listing) apply to Nasdaq to list Holdco Shares (subject to the Share Scheme becoming Effective and the Condition Subsequent being satisfied), and use reasonable endeavours to obtain the satisfaction of any conditions imposed by Nasdaq for such listing;

(l)	(Holdco CDIs) apply to list on ASX and for the Holdco CDIs, to be issued as Share Scheme Consideration, to be quoted on ASX (subject to the Share Scheme becoming Effective and subject to the Condition Subsequent being satisfied), and to trade on ASX as soon as practicable after the Implementation Date;

(m)	(issue of Holdco CDIs) do all things necessary under the ASX Settlement Rules to enable the Holdco CDIs to be issued in accordance with the Share Scheme and this document (including confirm to ASX Settlement that the Holdco Shares underlying the Holdco CDIs have been issued to CDN in accordance with the ASX Settlement Rules);

(n)	(rollover election) do all things necessary to enable Australian resident ATL Shareholders and ATL Optionholders who become holders of Holdco Shares, Holdco CDIs or Holdco Options (as applicable) to obtain capital gains tax rollover relief including (where applicable) by choosing rollover relief and not choosing to deny rollover relief under section 124.795(4) of the Income Tax Assessment Act 1997 (Cth); and

(o)	(other steps) do all other things reasonably necessary to ensure that the Schemes are effected in accordance with all applicable laws, regulations and policy.

7.4	Scheme Booklet responsibility statement

The responsibility statement to appear in the Scheme Booklet, in a form to be agreed by the parties, will contain words to the effect of:

(a)	ATL has prepared, and is responsible for, the content of the Scheme Booklet other than, to the maximum extent permitted by law, the Holdco Information, the Independent Expert’s Report or any other report or letter issued to ATL by a third party; and

(b)	Holdco has prepared, and is responsible for, the Holdco Information in the Scheme Booklet (and no other part of the Scheme Booklet).

7.5	Verification

Each party must undertake appropriate verification processes for the information supplied by that party in the Scheme Booklet.

7.6	Form of recommendation

Clause 7.2(a) is qualified to the extent that, after first obtaining written advice from independent senior counsel, an ATL Director reasonably determines that he or she should not provide or continue to maintain any recommendation because that ATL Director has an interest in the Schemes that renders it inappropriate for him or her to maintain any such recommendation.

8.	Conduct of business

8.1	Specified obligations of ATL

(a)	During the period between the date of this document and the earliest of:

(i)	the Implementation Date;

(ii)	the date this document is terminated in accordance with its terms; and

(iii)	the End Date,

ATL must, and must ensure that its Subsidiaries, conduct their businesses in the ordinary and proper course of business.

(b)	Any restriction on conduct which is imposed in clause 8.1(a) does not apply to the extent that:

(i)	the conduct is required to be undertaken by ATL or its Subsidiary (as the case may be) in connection with the Schemes or this document; or

(ii)	the conduct is approved by Holdco.

8.2	Change of control

As soon as practicable after the date of this document, the parties must:

(a)	seek to identify any change of control or similar provisions in material contracts, joint venture documentation and leases to which a member of the ATL Group is a party which may be triggered by the implementation of the Schemes (Change of Control Requirements); and

(b)	unless otherwise agreed between ATL and Holdco, use all reasonable endeavours to obtain any material consents required in accordance with the terms of any identified Change of Control Requirements as soon as practicable and in any event before 8.00 am on the Second Court Date.

9.	Warranties

9.1	ATL warranties

ATL represents and warrants to Holdco at the date of this document and on each subsequent day until and including 8:00 am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date) that:

(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation;

(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this document do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or

(ii)	any law binding on or applicable to it or its assets;

(d)	(authorisations) other than any:

(i)	regulatory approval required in connection with the Schemes or any aspect of them;

(ii)	matter which is the subject of a Condition Precedent; or

(iii)	Change of Control Requirements,

it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(insolvency) no member of the ATL Group is Insolvent.

9.2	Holdco Warranties

Holdco represents and warrants to ATL at the date of this document and on each subsequent day until and including 8:00 am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date) that:

(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation;

(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this document do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or

(ii)	any law binding on or applicable to it or its assets;

(d)	(authorisations) it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(insolvency) Holdco is not Insolvent.

9.3	Nature of warranties

Each representation and warranty in clauses 9.1 and 9.2:

(a)	is severable;

(b)	will survive termination of this document; and

(c)	is given with the intent that liability under it is not confined to breaches which are discovered before the date of termination of this document.

9.4	No other warranties or reliance

(a)	Each party acknowledges that no other party (nor any person acting on that other party’s behalf) has made any warranty, representation or other inducement to it to enter into this document, except for the representations and warranties expressly set out in this document.

(b)	Each party acknowledges and confirms that it does not enter into this document in reliance on any warranty, representation or other inducement by or on behalf of any other party, except for any warranty or representation expressly set out in this document.

9.5	Release

(a)	Each party:

(i)	releases its rights against, and will not make any Claim against, any past or present Representative or employee of any other party in relation to anything done or purported to be done in connection with the Schemes, any transaction contemplated by or warranty given in this document, any information provided to it by another party or in relation to its execution or delivery of this document to the extent that the past or present Representative or employee has acted in good faith and has not engaged in any wilful misconduct; and

(ii)	holds the releases in clause 9.5(a)(i) in respect of its past and present Representatives and employees as trustee for those Representatives and employees.

(b)	Nothing in clause 9.5(a)(i) excludes any liability that may arise from wilful misconduct, bad faith or fraud on the part of any person.

10.	Termination

10.1	Termination for breach

Without prejudice to any other rights of termination under this document, either party may terminate this document by giving the other party written notice at any time before 8.00 am on the Second Court Date if:

(a)	the End Date has passed before the Schemes have been implemented (other than as a result of a breach by the terminating party of its obligations under this document); or

(b)	each of the following has occurred:

(i)	the other party is in material breach of any term of this document, or there has been a material breach of a representation or warranty given by the other party under clauses 9.1 or 9.2 (as applicable) on or before the Second Court Date;

(ii)	the party wishing to terminate this document has given the other party a written notice setting out details of the breach and stating its intention to terminate this document; and

(iii)	the breach is not capable of remedy or has not been remedied 10 Business Days (or any shorter period ending immediately before 8.00 am on the Second Court Date) from the date the notice under clause 10.1(b)(ii) is given.

10.2	Mutual termination

This document is terminable if agreed to in writing by Holdco and ATL.

10.3	Effect of termination

(a)	If either ATL or Holdco terminates this document under clauses 3.7, 4.1(c), 10.1 or 10.2, this document and the parties’ obligations under it cease, other than obligations under this clause and clauses 1, 9.1, 9.2, 9.3, 9.4, 9.5, 11, 12 and 14 which will survive termination.

(b)	Termination of this document under clauses 3.7, 4.1(c), 10.1 or 10.2 does not affect any accrued rights of a party in respect of a breach of this document prior to termination.

11.	Costs and stamp duty

11.1	Costs

Subject to clause 11.2, each party must bear its own costs and expenses (including professional fees and stamp duty) incurred by it in connection with the negotiation, preparation and execution of this document and the implementation or attempted implementation of the Schemes.

11.2	Stamp duty

Holdco must pay all stamp duty and any related fines or penalties in respect of this document, the Share Scheme Deed Poll, the Option Scheme Deed Poll, the acquisition of the Scheme Shares in accordance with the Share Scheme and the cancellation of the Scheme Options in accordance with the Option Scheme, and indemnify ATL against any liability arising from failure to comply with this clause 11.2.

12.	GST

12.1	Definitions and interpretation

For the purposes of this clause:

(a)	GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

(b)	a term which has a defined meaning in the GST Act has the same meaning when used in this clause, unless the contrary intention appears; and

(c)	each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies will be treated as if it were a separate supply.

12.2	GST exclusive

Unless this document expressly states otherwise, all consideration to be provided under this document is exclusive of GST.

12.3	Payment of GST

(a)	If GST is payable, or notionally payable, on a supply in connection with this document, the party providing the consideration for the supply agrees to pay to the supplier an additional amount equal to the amount of GST payable on that supply (GST Amount).

(b)	Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST-exclusive consideration for the supply (as the case may be), is payable or is to be provided.

(c)	This clause does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.

12.4	Adjustment events

If an adjustment event arises for a supply made in connection with this document, the GST Amount must be recalculated to reflect that adjustment. The supplier or the recipient (as the case may be) agrees to make any payments necessary to reflect the adjustment and the supplier agrees to issue an adjustment note.

12.5	Reimbursements

Any payment, indemnity, reimbursement or similar obligation that is required to be made in connection with this document which is calculated by reference to an amount paid by another party must be reduced by the amount of any input tax credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 12.3 will apply to the reduced payment.

13.	Notices

13.1	How to give a Notice

Any notice, demand, consent, waiver, approval or other communication (a Notice) given or made under or in connection with this document:

(a)	must be in legible writing and in English;

(b)	must be signed by the sender or a person duly authorised by the sender; and

(c)	must be delivered to the intended recipient by hand, email or prepaid post (airmail if applicable) to the address or email address below or the address or email address last notified in writing by the intended recipient to the sender:

ATL	Address:	Toowong Tower, Level 3, 9 Sherwood Road, Toowong QLD 4066, Australia
	Email:	[***]
	Attention:	Matthew McDonnell
Holdco	Address:	860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121, United States of America
	Email:	[***]
	Attention:	Wayne Paterson

13.2	When effective

A Notice will be effective upon receipt and will be taken to be received:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of delivery by post, two Business Days after the date of posting (or seven Business Days after the date of posting if sent from one country to another); and

(c)	in the case of email, the earlier of:

(i)	at the time the sender receives an automated message confirming delivery;

(ii)	at the time the intended recipient confirms delivery by reply email; and

(iii)	one hour after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated delivery failure notification indicating that the email has not been delivered, but if the result is that a Notice is received or taken to be received outside the period between 9.00 am and 5.00 pm on a Business Day in the place of the addressee’s postal address for Notices, then the Notice will be taken to be received at 9.00 am on the following Business Day in that place.

14.	General

14.1	Amendment

This document can only be amended or replaced by another document signed by or on behalf of each of the parties.

14.2	Assignment

A party may not assign, encumber, declare a trust over or otherwise deal with its rights or obligations under this document, or attempt or purport to do so, without the prior written consent of each other party.

14.3	Further assurances

Each party must do, and procure that its employees and agents promptly do, all things necessary, including executing agreements and documents, to give full effect to this document and the transactions contemplated by it.

14.4	Waivers, rights and remedies

(a)	No failure to exercise or a delay in exercising any right, power or remedy under this document fully or at a particular time will affect that right, power or remedy or operate as a waiver.

(b)	The single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.

(c)	A waiver is not valid or binding on a party granting a waiver unless it is made in writing and signed by the party giving it.

(d)	A party may exercise right, power or remedy or give or refuse to its consent, waiver or approval in its absolute discretion (including by imposing conditions), unless this document specifies otherwise.

(e)	Except as provided in this document and permitted by law or equity, the rights, powers and remedies provided in this document are cumulative with and not exclusive to the rights, powers and remedies provided by law or equity independently of this document.

14.5	Severability

Any provision of this document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this document nor affect the validity or enforceability of that provision in any other jurisdiction.

14.6	Entire agreement

To the extent permitted by law, in relation to the subject matter of this document, this document:

(a)	embodies the entire understanding of the parties and constitutes the entire terms agreed on between the parties; and

(b)	supersedes any prior agreement (whether or not in writing) between the parties.

14.7	No merger

The rights and obligations of the parties do not merge on completion of any transaction contemplated under this document. They survive the execution and delivery of any assignment or other document entered into to implement any transaction contemplated under this document.

14.8	Indemnities

The indemnities in this document are continuing obligations, independent from the other obligations of the parties under this document and continue after this document ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this document.

14.9	No representation or reliance

(a)	Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this document, except for representations or inducements expressly set out in this document.

(b)	Each party acknowledges and confirms that it does not enter into this document in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this document.

14.10	Governing law and jurisdiction

(a)	This document is governed by the laws of Queensland.

(b)	Each party irrevocably and unconditionally:

(i)	submits to the exclusive jurisdiction of the courts of Queensland; and

(ii)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

14.11	Counterparts

This document may be executed in any number of counterparts including by email or facsimile. All counterparts together will be taken to constitute one instrument. This document may be executed electronically.

Signing page

Executed as a deed.

Executed by Anteris Technologies Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Wayne Paterson	/s/ Stephen Denaro
Signature of Director	Signature of Director/Secretary

Wayne Paterson	Stephen Denaro
Name of Director	Name of Director/Secretary

Signed, sealed and delivered by Anteris Technologies Global Corp. by an authorised officer:

/s/ Wayne Paterson
Signature

Wayne Paterson
Name

Director
Position

Annexure A – Share Scheme of Arrangement

Share Scheme of Arrangement

Anteris Technologies Ltd

The holders of fully paid ordinary shares in Anteris Technologies Ltd as at the Record Date

Jones Day

Riverside Centre, Level 31

123 Eagle Street

Brisbane QLD 4000, Australia

Tel: 61 7 3085 7000

Fax: 61 7 3085 7099

www.jonesday.com

Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	4
2.	Preliminary	5
2.1	ATL	5
2.2	Holdco	5
2.3	Effect of Scheme	5
2.4	Scheme Implementation Deed	5
2.5	Share Scheme Deed Poll	5
3.	Conditions	5
3.1	Conditions precedent to Scheme	5
3.2	Certificate in relation to conditions precedent	6
3.3	Condition Subsequent	6
4.	Scheme	6
4.1	Effective Date	6
4.2	End Date	6
5.	Implementation of Scheme	7
5.1	Lodgement of Court orders with ASIC	7
5.2	Transfer of Scheme Shares	7
6.	Share Scheme Consideration	7
6.1	Provision of Share Scheme Consideration	7
6.2	Holdco CDIs	8
6.3	Holdco Shares	8
6.4	Election to receive Holdco Shares	8
6.5	Election by Small Shareholders	9
6.6	Share Sale Facility	9
6.7	Holdco Shares to rank equally	10
6.8	Obligations of Share Scheme Participants	10
6.9	Joint holders	10
6.10	Orders of a Court or Governmental Authority	10
7.	Dealings in Scheme Shares	11
7.1	Determination of Share Scheme Participants	11
7.2	ATL’s obligation to register	11
7.3	Transfers after the Record Date	11
7.4	Maintenance of Share Register	12
7.5	Effect of certificates and holding statements	12
7.6	Information to be made available to Holdco	12
8.	Quotation of ATL Shares	12
9.	Instructions and notification	12
10.	General Scheme provisions	13

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10.1	Appointment of ATL as agent and attorney	13
10.2	Agreement by Share Scheme Participants	13
10.3	Warranty by Share Scheme Participants	14
10.4	Title to Scheme Shares	14
10.5	Appointment of Holdco as sole proxy	14
10.6	Scheme alterations and conditions	14
10.7	Effect of Scheme	14
10.8	No liability when acting in good faith	15
10.9	Notices	15
10.10	Further assurances	15
10.11	Costs and stamp duty	15
10.12	Governing law and jurisdiction	15

ii

Share Scheme of Arrangement

This scheme of arrangement is made under section 411 of the Corporations Act 2001 (Cth).

Details

Parties
ATL	Anteris Technologies Ltd ACN 088 221 078 of Toowong Tower, Level 3, 9 Sherwood Road, Toowong QLD 4066, Australia
Share Scheme Participants	Each person registered as a holder of fully paid ordinary shares in ATL as at the Record Date

1.	Definitions and interpretation

1.1	Definitions

In this document, unless the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or, where the context requires, the securities market which it operates.

ASX Listing Rules means the listing rules of ASX as amended from time to time (including as waived by ASX in relation to ATL or Holdco from time to time).

ASX Settlement means ASX Settlement Pty Ltd (ABN 49 008 504 532).

ASX Settlement Rules means the ASX Settlement Operating Rules of ASX Settlement.

ATL Share means a fully paid ordinary share issued in the capital of ATL.

ATL Shareholder means each person who is registered in the Share Register as a holder of ATL Shares.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to Nasdaq, a day on which Nasdaq is operating.

CDI means a CHESS depositary interest, being a unit of beneficial ownership in a Holdco Share that is registered in the name of CDN in accordance with the ASX Settlement Rules.

CDN means CHESS Depositary Nominees Pty Ltd ACN 071 346 506.

CHESS means the Clearing House Electronic Subregister System of share transfers operated by ASX Settlement.

Condition Subsequent has the meaning given in clause 3.3(a) of this Scheme.

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Condition Subsequent End Date means 20 December 2024, or such other date agreed between ATL and Holdco.

Corporations Act means the Corporations Act 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act, as agreed between ATL and Holdco.

Depositary Nominee has the meaning given in the ASX Settlement Rules.

Effective, when used in relation to this Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to this Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which this Scheme becomes Effective.

Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement, “security interest” as defined in sections 12(1) or 12(2) of the Personal Property Securities Act 2009 (Cth), right of first refusal, preemptive right, any similar restriction, or any agreement to create any of them or allow them to exist.

End Date means 5.00 pm on 29 November 2024 or such other date and time agreed between ATL and Holdco.

Holdco means Anteris Technologies Global Corp.

Holdco CDI means a CDI representing a beneficial interest in one Holdco Share.

Holdco CDI Register means the register of Holdco CDI holders maintained by or on behalf of Holdco.

Holdco IPO means an initial public offering of Holdco Shares which, once completed, will result in Holdco’s Registration Statement on Form S-1 being declared effective by the SEC and Holdco satisfying the initial listing requirements of Nasdaq.

Holdco Share means a share of voting common stock in Holdco.

Holdco Share Register means the register of Holdco Shareholders maintained by or on behalf of Holdco in accordance with the Delaware General Corporation Law.

Implementation means the implementation of this Scheme in accordance with its terms after this Scheme has become Effective and the Condition Subsequent has been satisfied.

Implementation Date means the date which is two Business Days after completion of the pricing of the Holdco IPO, or such other date as is agreed between ATL and Holdco.

Ineligible Foreign Shareholder means a Share Scheme Participant whose address, as shown in the Share Register as at the Record Date, is in a place outside Australia, the United States of America, New Zealand, Israel, Hong Kong, Singapore and the United Kingdom, unless Holdco is satisfied, acting reasonably, that the laws of that place permit the offer and issue of Holdco Shares or Holdco CDIs (as applicable) to that Share Scheme Participant and, in Holdco’s sole discretion, is not unduly onerous or impracticable for Holdco and ATL.

Nasdaq means Nasdaq, Inc. or the Nasdaq Global Market, as the context requires.

Non-electing Small Shareholder means a Small Shareholder who has not provided ATL’s share registry with a valid Opt-In Notice prior to the Opt-in Notice Cut-Off Time.

2

Opt-in Notice means a notice by a Small Shareholder requesting to receive the Share Scheme Consideration as Holdco CDIs.

Opt-in Notice Cut-Off Time means 5.00pm (AEDT) on the day which is two Business Days prior to the Record Date.

Record Date means 7.00 pm (AEDT) on the date which is two Business Days after the Effective Date, or such other date and time agreed in writing between the parties.

Sale Agent has the meaning given to that term in the Scheme Implementation Deed.

Scheme means this scheme of arrangement between ATL and the Share Scheme Participants under which all of the Scheme Shares will be transferred to Holdco under Part 5.1 of the Corporations Act as described in this Scheme, in consideration for the Share Scheme Consideration, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by ATL and Holdco in accordance with clause 10.6.

Scheme Implementation Deed means the scheme implementation deed dated 13 August 2024 between ATL and Holdco.

Scheme Share means an ATL Share held by a Share Scheme Participant as at the Record Date.

SEC means the United States Securities and Exchange Commission.

Second Court Date means the first day on which the Court hears the application for the order pursuant to section 411(4)(b) of the Corporations Act approving this Scheme, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.

Share Scheme Consideration means the consideration to be provided to Share Scheme Participants under the terms of this Scheme for the transfer to Holdco of their Scheme Shares, being:

(a)	where the Share Scheme Participant is a Share Elected Scheme Participant, one Holdco Share for every one Scheme Share; and

(b)	for all other Share Scheme Participants, one Holdco CDI for every one Scheme Share.

Share Scheme Meeting means the meeting of ATL Shareholders ordered by the Court to be convened under section 411(1) of the Corporations Act in relation to this Scheme.

Share Elected Scheme Participant means each Share Scheme Participant (other than an Ineligible Foreign Shareholder) who has made a valid Share Election.

Share Election means a valid election to receive Holdco Shares by a Share Scheme Participant by the Share Scheme Participant providing a valid Share Election Notice to ATL’s share registry prior to the Share Election Notice Cut-Off Time.

Share Election Notice means a notice by a Share Scheme Participant (other than an Ineligible Foreign Shareholder) requesting to receive the Share Scheme Consideration as Holdco Shares.

Share Election Notice Cut-Off Time means 5:00pm (AEDT) on the day which is two Business Days prior to the Record Date.

Share Sale Facility has the meaning given to that term in the Scheme Implementation Deed.

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Share Sale Facility Proceeds has the meaning given to that term in the Scheme Implementation Deed.

Share Scheme Deed Poll means the deed poll executed by Holdco substantially in the form of Annexure C of the Scheme Implementation Deed or as otherwise agreed by ATL and Holdco under which Holdco covenants in favour of each Share Scheme Participant to perform its obligations under this Scheme.

Share Register means the register of holders of ATL Shares maintained by or on behalf of ATL.

Small Shareholder means a Share Scheme Participant (other than an Ineligible Foreign Shareholder) who holds equal to or less than 35 Scheme Shares as at the Record Date.

1.2	Interpretation

In this document:

(a)	unless the context requires otherwise, a reference:

(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document or instrument is a reference to that document or instrument as amended, consolidated, supplemented, novated or replaced;

(iv)	to a clause, paragraph, Schedule or Annexure is to a clause, paragraph, Schedule or Annexure of or to this document;

(v)	to a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(vi)	to any time is to Brisbane, Queensland time;

(vii)	to “$” is to the lawful currency of Australia;

(b)	the words “including” or “includes” means “including, but not limited to”, or “includes, without limitation” respectively;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	headings are for convenience only and do not affect interpretation of this document;

(e)	if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and

(f)	if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.

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2.	Preliminary

2.1	ATL

(a)	ATL is:

(i)	a public company limited by shares;

(ii)	incorporated in Australia and taken to be registered in Western Australia; and

(iii)	admitted to the official list of ASX and ATL Shares are quoted on ASX.

(b)	As at the date of the Scheme Implementation Deed, there are 21,138,316 ATL Shares on issue.

2.2	Holdco

Holdco is a corporation formed under the laws of Delaware, United States of America. Its principal executive office is at 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121.

2.3	Effect of Scheme

If this Scheme becomes Effective and the Condition Subsequent is satisfied:

(a)	ATL will procure the issue of the Share Scheme Consideration to Share Scheme Participants in accordance with the terms of this Scheme; and

(b)	subject to provision of the Share Scheme Consideration, all of the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares at the Implementation Date, will be transferred to Holdco and ATL will enter Holdco in the Share Register as the holder of the Scheme Shares.

2.4	Scheme Implementation Deed

ATL and Holdco have entered into the Scheme Implementation Deed which sets out the terms on which ATL and Holdco have agreed to implement this Scheme.

2.5	Share Scheme Deed Poll

(a)	Holdco has executed the Share Scheme Deed Poll for the purpose of covenanting in favour of the Share Scheme Participants to perform Holdco’s obligations as contemplated by this Scheme, including to provide the Share Scheme Consideration.

(b)	ATL undertakes in favour of each Share Scheme Participant to enforce the Share Scheme Deed Poll against Holdco on behalf of and as trustee and nominee for the Share Scheme Participants.

3.	Conditions

3.1	Conditions precedent to Scheme

This Scheme is conditional on, and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)	as at 8.00am on the Second Court Date, neither the Scheme Implementation Deed nor the Share Scheme Deed Poll having been terminated in accordance with their terms;

(b)	all of the conditions precedent in clause 3.1 of the Scheme Implementation Deed (other than the condition precedent in clause 3.1(c) of the Scheme Implementation Deed) having been satisfied or waived in accordance with the terms of the Scheme Implementation Deed;

5

(c)	the Court having approved this Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, ATL and Holdco having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act; and

(d)	the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme, and clauses 5, 6, 7 and 8 will not come into effect unless and until each of these conditions precedent has been satisfied.

3.2	Certificate in relation to conditions precedent

(a)	ATL and Holdco must provide to the Court on the Second Court Date a certificate confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent set out in clause 3.1 (other than the conditions precedent in clauses 3.1(c) and 3.1(d)) have been satisfied or waived as at 8.00am on the Second Court Date.

(b)	The certificate referred to in this clause 3.2 will constitute conclusive evidence of whether the conditions precedent referred to in clause 3.1 (other than the conditions precedent in clauses 3.1(c) and 3.1(d)) have been satisfied or waived as at 8.00am on the Second Court Date.

3.3	Condition Subsequent

(a)	It is a condition subsequent to this Scheme that the Holdco IPO successfully completes on or before the Condition Subsequent End Date, which will be deemed to have been satisfied if both of the following occur (Condition Subsequent):

(i)	Holdco has filed with the SEC a Registration Statement on Form S-1 relating to the Holdco IPO, and the SEC has declared such registration statement effective; and

(ii)	Holdco has executed a binding underwriting agreement relating to the Holdco IPO with the underwriters of the Holdco IPO.

(b)	Notwithstanding any other provision of this Scheme, Implementation is conditional upon, and must not take place until, the Condition Subsequent is satisfied.

(c)	If the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date, then this Scheme will lapse and be of no further force or effect.

4.	Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

4.2	End Date

This Scheme will lapse and have no further force or effect if:

(a)	the Effective Date has not occurred on or before the End Date;

(b)	the Scheme Implementation Deed or Share Scheme Deed Poll are terminated in accordance with their terms; or

6

(c)	this Scheme becomes Effective, but the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date.

5.	Implementation of Scheme

5.1	Lodgement of Court orders with ASIC

If the conditions precedent set out in clause 3.1 (other than the condition precedent in clause 3.1(d)) are satisfied, ATL must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Court order approving this Scheme as soon as possible, and in any event by no later than 5.00pm on the first Business Day after the day on which the Court approves this Scheme or such later time as ATL and Holdco agree in writing.

5.2	Transfer of Scheme Shares

(a)	Subject to this Scheme becoming Effective, the Condition Subsequent being satisfied and the provision of the Share Scheme Consideration in accordance with clause 6.1, on the Implementation Date the Scheme Shares, together with all rights and entitlements attaching to them as at the Implementation Date, will be transferred to Holdco without the need for any further act by any Share Scheme Participant by:

(i)	ATL delivering to Holdco a duly completed share transfer form executed on behalf of the Share Scheme Participants (which may be a master share transfer form) to transfer all the Scheme Shares to Holdco;

(ii)	Holdco duly executing this transfer form and delivering this transfer form to ATL for registration; and

(iii)	the extent applicable, ATL effecting a valid transfer of Scheme Shares under section 1074D of the Corporations Act.

(b)	As soon as practicable after receipt of the transfer form or completion of the transfer procedure, ATL must enter the name and address of Holdco in the Share Register as the holder of the Scheme Shares.

(c)	To the extent permitted by law, the Scheme Shares will be transferred to Holdco free from all Encumbrances.

6.	Share Scheme Consideration

6.1	Provision of Share Scheme Consideration

(a)	ATL must use its best endeavours to procure that, on the Implementation Date, Holdco provides the Share Scheme Consideration to each Share Scheme Participant by:

(i)	in respect of each Share Elected Scheme Participant, issuing one Holdco Share for every one Scheme Share held by that Share Scheme Participant;

(ii)	in respect of all other Share Scheme Participants (other than an Ineligible Foreign Shareholder):

(A)	procuring CDN to issue one Holdco CDI for every one Scheme Share held by that Share Scheme Participant; and

(B)	issuing to CDN (as Depositary Nominee) the relevant number of Holdco Shares underlying such Holdco CDIs (being one Holdco Share for every one Holdco CDI); and

7

(iii)	in respect of each Ineligible Foreign Shareholder:

(A)	procuring CDN to issue to the Sale Agent such number of Holdco CDIs that the Ineligible Foreign Shareholders would otherwise have been entitled to; and

(B)	issuing to CDN (as Depositary Nominee) the relevant number of Holdco Shares underlying such Holdco CDIs (being one Holdco Share for every one Holdco CDI).

(b)	Subject to the remaining provisions of this clause 6, the transactions which form part of this Scheme will be implemented in the following sequence on the Implementation Date:

(i)	each Share Scheme Participant will receive the Share Scheme Consideration for the Scheme Shares held by that Share Scheme Participant on the Record Date; and

(ii)	in exchange, all Scheme Shares will be transferred to Holdco.

6.2	Holdco CDIs

(a)	On the Business Day prior to the Implementation Date, ATL must procure that Holdco enters in the HoldCo Share Register the name of CDN (as Depositary Nominee) to hold the HoldCo Shares underlying the HoldCo CDIs to be issued in accordance with this Scheme.

(b)	After the satisfaction of the obligation of Holdco in clause 6.2(a), ATL must procure that HoldCo:

(i)	on the Implementation Date, procures that CDN records in the Holdco CDI Register each Share Scheme Participant who is to receive Holdco CDIs under this Scheme and issues Holdco CDIs to the Sale Agent in accordance with clause 6.6; and

(ii)	as soon as is reasonably practicable despatches, or causes to be despatched, to each Share Scheme Participant who is to receive Holdco CDIs under this Scheme, a holding statement or confirmation advice in the name of that Share Scheme Participant representing the number of Holdco CDIs issued to that Share Scheme Participant.

6.3	Holdco Shares

The obligation to issue Holdco Shares under clause 6.1 will be satisfied by Holdco, on the Implementation Date, procuring the entry into the Holdco Share Register the name of each person who is to receive Holdco Shares.

6.4	Election to receive Holdco Shares

(a)	ATL must provide each Share Scheme Participant (other than Ineligible Foreign Shareholders) with, or procure the provision to each such Share Scheme Participant of, a Share Election Notice.

(b)	A Share Scheme Participant (other than an Ineligible Foreign Shareholder) may elect to receive the Share Scheme Consideration as Holdco Shares pursuant to clause 6.1(a) by providing ATL’s share registry with a valid Share Election Notice prior to the Share Election Notice Cut-Off Time.

8

(c)	Unless a Share Scheme Participant (other than an Ineligible Foreign Shareholder) provides ATL’s share registry with a valid Share Election Notice by the Share Election Notice Cut-Off Time pursuant to clause 6.4(b), Holdco will be under no obligation under this Scheme or the Share Scheme Deed Poll to issue, and will not issue, any Holdco Shares to such Share Scheme Participant and instead such Share Scheme Participant will be issued Holdco CDIs in accordance with clause 6.1(a).

6.5	Election by Small Shareholders

(a)	ATL must provide each Small Shareholder with, or procure the provision to each Small Shareholder of, an Opt-in Notice.

(b)	A Small Shareholder may elect to receive the Share Scheme Consideration as Holdco CDIs pursuant to clause 6.1(a) by providing ATL’s share registry with a valid Opt-in Notice prior to the Opt-in Notice Cut-Off Time.

(c)	Unless a Small Shareholder provides ATL’s share registry with a valid Opt-in Notice by the Opt-in Notice Cut-Off Time pursuant to clause 6.5(b), Holdco will be under no obligation under this Scheme or the Share Scheme Deed Poll to issue, and will not issue, any Holdco CDIs to such Small Shareholder. Instead, Holdco must procure that the Holdco CDIs that each Small Shareholder would otherwise be entitled to receive them as Share Scheme Consideration are issued to the Sale Agent and dealt with in accordance with clause 6.5.

6.6	Share Sale Facility

(a)	Where a Share Scheme Participant is an Ineligible Foreign Shareholder or a Non-electing Small Shareholder, the number of Holdco CDIs to which that Share Scheme Participant would otherwise have been entitled to under this Scheme will be issued to the Sale Agent (in the form of Holdco CDIs) and sold under the Share Sale Facility.

(b)	ATL will procure that, after the Implementation Date, the Sale Agent, as soon as reasonably practicable:

(i)	sells all Holdco CDIs issued to the Sale Agent in accordance with clause 6.6(a) in such manner, at such price and on such other terms as the Sale Agent determines in good faith, and at the risk of the Ineligible Foreign Shareholders or Non-electing Small Shareholders (as applicable); and

(ii)	remits the Share Sale Facility Proceeds to each Ineligible Foreign Shareholder or Non-electing Small Shareholder (as applicable) in the amount to which they are entitled, calculated on a volume weighted average basis so that all Ineligible Foreign Shareholders and Non-electing Small Shareholders receive the same price (or part thereof) for each whole Holdco CDI sold.

(c)	The remittance to each Ineligible Foreign Shareholder or Non-electing Small Shareholder of the Share Sale Facility Proceeds pursuant to clause 6.6(b) is in full and final satisfaction of those Share Scheme Participants’ right and entitlement to the Share Scheme Consideration referable to them.

(d)	Each Ineligible Foreign Shareholder or Non-electing Small Shareholder, without the need for any further action, irrevocably appoints ATL as its agent to take any necessary or appropriate actions, or to receive on its behalf any financial services guide or other notice which may be given by the Sale Agent in connection with the Sale Facility.

(e)	ATL and Holdco make no representation as to the amount of proceeds of sale to be received by Share Scheme Participants under the Share Sale Facility. ATL and Holdco expressly disclaim any fiduciary duty to Share Scheme Participants which may arise in connection with the Share Sale Facility.

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6.7	Holdco Shares to rank equally

Holdco undertakes to ATL (in its own right and separately as trustee or nominee of each Share Scheme Participant) that:

(a)	all Holdco Shares issued as Share Scheme Consideration (including those issued to CDN in connection with the Holdco CDIs) will, upon their issue:

(i)	rank equally with all other Holdco Shares then on issue; and

(ii)	be fully paid and free from any Encumbrances; and

(b)	it will use all reasonable endeavours to ensure that:

(i)	Holdco Shares issued as Share Scheme Consideration will be listed for quotation on Nasdaq with effect from the Business Day after the Implementation Date (or such later date as Nasdaq may require); and

(ii)	Holdco CDIs issued as Share Scheme Consideration will be listed for quotation on ASX with effect from the Business Day after the Implementation Date (or such later date as ASX may require).

6.8	Obligations of Share Scheme Participants

Each Share Scheme Participant who will be issued Holdco Shares or Holdco CDIs under this Scheme agrees:

(a)	to become a stockholder or CDI holder of Holdco (without the need for any further action on its part);

(b)	to have their name and address entered into the Holdco Share Register or Holdco CDI Register (as applicable); and

(c)	to be bound by the certificate of incorporation and by-laws of Holdco in force from time to time in respect of the Holdco Shares or Holdco CDIs.

6.9	Joint holders

In the case of Scheme Shares held in joint names:

(a)	any Share Scheme Consideration will be issued to and registered in the names of the joint holders;

(b)	holding statements or notices confirming the issue of the Share Scheme Consideration will be forwarded to the holder whose name appears first in the Share Register as at the Record Date; and

(c)	any amount to be paid to Share Scheme Participants will be payable to the joint holders.

6.10	Orders of a Court or Governmental Authority

(a)	ATL may deduct and withhold from any consideration which would otherwise be provided to a Share Scheme Participant in accordance with this clause 6, any amount which ATL or Holdco determines is required to be deducted and withheld from that consideration under any applicable law, including any order, direction or notice made or given by a court of competent jurisdiction or by another governmental authority.

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(b)	To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing agency.

(c)	If written notice is given to ATL of an order, direction or notice made or given by a court of competent jurisdiction or by another governmental authority that:

(i)	requires consideration which would otherwise be provided to a Share Scheme Participant in accordance with this clause 6 to instead be paid or provided to a governmental authority or other third party (either through payment of a sum or the issuance of a security), then ATL shall be entitled to procure that provision of that consideration is made in accordance with that order, direction or notice (and payment or provision of that consideration in accordance with that order, direction or notice will be treated for all purposes under this Scheme as having been paid or provided to that Share Scheme Participant); or

(ii)	prevents consideration being provided to any particular Share Scheme Participant in accordance with this clause 6, or the payment or provision of such consideration is otherwise prohibited by applicable law, ATL shall be entitled to (as applicable) direct Holdco not to issue (or procure the issue of), or to issue or provide to a trustee or nominee, such number of Holdco Shares or Holdco CDIs as that Share Scheme Participant would otherwise be entitled to under this clause 6, until such time as payment or provision of the consideration in accordance with this clause 6 is permitted by that order or direction or otherwise by law.

7.	Dealings in Scheme Shares

7.1	Determination of Share Scheme Participants

(a)	Each Share Scheme Participant will be entitled to participate in this Scheme.

(b)	For the purpose of determining who is a Share Scheme Participant, dealings in ATL Shares will only be recognised if:

(i)	in the case of dealings of the type to be effected by CHESS, the transferee is registered in the Share Register as the holder of the relevant ATL Shares by the Record Date; and

(ii)	in all other cases, share transfer forms in registrable form or transmission applications in respect of those dealings are received by ATL or its share registry by the Record Date.

7.2	ATL’s obligation to register

ATL must register any registrable transfers or transmission applications of the kind referred to in clause 7.1(b) by the Record Date.

7.3	Transfers after the Record Date

(a)	If this Scheme becomes Effective, an ATL Shareholder (and any person claiming through that holder) must not dispose of, or purport or agree to dispose of, any ATL Shares or any interest in them after the Record Date (other than a transfer to Holdco in accordance with this Scheme and any subsequent transfers by Holdco or its successors in title).

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(b)	ATL will not accept for registration, nor recognise for any purpose, any transfer or transmission application in respect of ATL Shares received after the Record Date (other than a transfer to Holdco in accordance with this Scheme and any subsequent transfers by Holdco or its successors in title).

7.4	Maintenance of Share Register

For the purpose of determining entitlements to the Share Scheme Consideration, ATL will, until the Share Scheme Consideration has been issued to Share Scheme Participants, maintain or procure the maintenance of the Share Register in accordance with this clause 7. The Share Register in this form will solely determine entitlements to the Share Scheme Consideration.

7.5	Effect of certificates and holding statements

(a)	Any statements of holding in respect of Scheme Shares will cease to have effect after the Record Date as documents of title in respect of those shares (other than statements of holding in favour of Holdco and its successors in title).

(b)	After the Record Date, each entry current on the Share Register as at the Record Date (other than entries in respect of Holdco or its successors in title) will cease to have effect except as evidence of entitlement to the Share Scheme Consideration.

7.6	Information to be made available to Holdco

As soon as reasonably practicable after the Record Date and in any event at least two Business Days before the Implementation Date, ATL will give to Holdco or as it directs or procure that Holdco be given or as it directs, details of the name, address and number of Scheme Shares held by each Share Scheme Participant as shown in the Share Register at the Record Date in the form Holdco reasonably requires.

8.	Quotation of ATL Shares

(a)	ATL will apply to ASX for suspension of trading of ATL Shares on ASX with effect from the close of trading on the Effective Date.

(b)	If this Scheme has been Implemented, on the date determined by Holdco, ATL will apply to ASX for the termination of the official quotation of ATL Shares on ASX and to have ATL removed from the official list of ASX.

9.	Instructions and notification

To the maximum extent permitted by law, all instructions, notifications or elections by a Share Scheme Participant to ATL that are binding or deemed binding between the Share Scheme Participant and ATL relating to ATL or ATL Shares, including instructions, notifications or elections relating to:

(a)	whether dividends are to be paid by cheque or into a specific bank account;

(b)	payments of dividends on ATL Shares; and

(c)	notices or other communications from ATL (including by email),

will be deemed from the Implementation Date (except to the extent determined otherwise by Holdco in its sole discretion), by reason of this Scheme, to be made by the Share Scheme Participant to Holdco and to be a binding instruction, notification or election to, and accepted by, Holdco until that instruction, notification or election is revoked or amended in writing addressed to Holdco at its registry.

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10.	General Scheme provisions

10.1	Appointment of ATL as agent and attorney

(a)	Each Share Scheme Participant, without the need for any further act, irrevocably appoints ATL and each of the directors and officers of ATL (jointly and severally) as its agent and attorney for the purpose of doing all things and executing all deeds, instruments, transfers and other documents that may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including but not limited to:

(i)	enforcing the Share Scheme Deed Poll against Holdco;

(ii)	in the case of Scheme Shares in a CHESS holding:

(A)	causing a message to be transmitted to ASX Settlement in accordance with the ASX Settlement Rules to transfer the Scheme Shares held by the Share Scheme Participant from the CHESS subregister of ATL to the issuer sponsored subregister operated by ATL or its share registry at any time after Holdco has issued the Share Scheme Consideration which is due under this Scheme to Share Scheme Participants; and

(B)	completing and signing on behalf of Share Scheme Participants any required form of transfer of Scheme Shares;

(iii)	in the case of Scheme Shares registered in the issuer sponsored subregister operated by ATL or its share registry, completing and signing on behalf of Share Scheme Participants any required form of transfer; and

(iv)	in all cases, executing any document or doing any other act necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including executing a proper instrument of transfer of Scheme Shares for the purposes of section 1071B of the Corporations Act (which may be a master transfer).

(b)	ATL may sub-delegate its functions, authorities or powers under clause 10.1(a) as agent and attorney of each Share Scheme Participant to any or all of its directors or officers.

10.2	Agreement by Share Scheme Participants

Subject to provision of the Share Scheme Consideration contemplated in clause 6.1, each Share Scheme Participant agrees to:

(a)	the transfer of its Scheme Shares together with all rights and entitlements attaching to those Scheme Shares to Holdco in accordance with the terms of this Scheme; and

(b)	the variation, cancellation or modification (if any) of the rights attached to its ATL Shares constituted by or resulting from this Scheme.

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10.3	Warranty by Share Scheme Participants

Each Share Scheme Participant is deemed to have warranted to ATL, and is deemed to have authorised ATL to warrant to Holdco as agent and attorney for the Share Scheme Participant, that:

(a)	all of its Scheme Shares (including all rights and entitlements attaching to them) transferred to Holdco under this Scheme will, on the date of the transfer, be fully paid and free from all Encumbrances; and

(b)	it has full power and capacity to sell and transfer its Scheme Shares (including all rights and entitlements attaching to them) to Holdco.

10.4	Title to Scheme Shares

On and from the Implementation Date, subject to provision of the Share Scheme Consideration contemplated in clause 6.1, pending registration by ATL of Holdco in the Share Register as the holder of the Scheme Shares, Holdco will be beneficially entitled to the Scheme Shares.

10.5	Appointment of Holdco as sole proxy

(a)	On and from the Implementation Date and subject to provision of the Share Scheme Consideration contemplated in clause 6.1, until registration by ATL of Holdco in the Share Register as the holder of the Scheme Shares, each Scheme Participant:

(i)	without the need for any further act irrevocably appoints ATL and each of its directors, officers and secretaries (jointly and each of them separately) as its agent and attorney to appoint an officer or agent nominated by Holdco as its sole proxy and where applicable, corporate representative to:

(A)	attend shareholders’ meetings of ATL;

(B)	exercise the votes attached to the Scheme Shares registered in the name of the share Scheme Participant; and

(C)	sign any shareholders’ resolution of ATL;

(ii)	undertakes not to attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative other than under this clause 10.5;

(iii)	must take all other actions in the capacity of a registered holder of Scheme Shares as Holdco reasonably directs; and

(iv)	acknowledges and agrees that in exercising the powers referred to in this clause 10.5, Holdco and each of the directors, officers and secretaries of Holdco may act in the best interests of Holdco as the intended registered holder of the Scheme Shares.

(b)	ATL undertakes in favour of each Share Scheme Participant that it will appoint the officer or agent nominated by Holdco as that Scheme Participant’s proxy or, where applicable, corporate representative in accordance with clause 10.5(a).

10.6	Scheme alterations and conditions

If the Court proposes to approve this Scheme subject to any alterations or conditions under section 411(6) of the Corporations Act, ATL may, by its counsel or solicitors, and with the consent of Holdco, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Share Scheme Participants.

10.7	Effect of Scheme

This Scheme binds ATL and all Share Scheme Participants (including those who do not attend the Share Scheme Meeting, do not vote at the meeting or vote against this Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of ATL.

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10.8	No liability when acting in good faith

Neither ATL nor Holdco, nor any of their respective officers or agents, will be liable to an ATL Shareholder for anything done or omitted to be done in the performance of this Scheme in good faith.

10.9	Notices

(a)	Where a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to ATL, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at ATL’s registered office or the address of its share registry.

(b)	The accidental omission to give notice of the Share Scheme Meeting or the non-receipt of such a notice by any ATL Shareholder will not, unless so ordered by the Court, invalidate the Share Scheme Meeting or the proceedings of the Share Scheme Meeting.

10.10	Further assurances

Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Scheme and the transactions contemplated by this Scheme.

10.11	Costs and stamp duty

(a)	Holdco will pay all stamp duty (if any) and any related fines, penalties and interest payable on the transfer by Share Scheme Participants of the Scheme Shares to Holdco.

(b)	Holdco will pay all brokerage costs and similar fees incurred in connection with the operation of the Sale Facility.

10.12	Governing law and jurisdiction

This Scheme is governed by the laws of Queensland, Australia. Each party irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of Queensland, Australia; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

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Annexure B – Option Scheme of Arrangement

32

Option Scheme of Arrangement

Anteris Technologies Ltd

The holders of options to acquire fully paid ordinary shares in Anteris Technologies Ltd as at the Record Date

Jones Day

Riverside Centre, Level 31

123 Eagle Street

Brisbane QLD 4000, Australia

Tel: 61 7 3085 7000

Fax: 61 7 3085 7099

www.jonesday.com

Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	3
2.	Preliminary	4
2.1	ATL	4
2.2	Holdco	4
2.3	Effect of Scheme	4
2.4	Scheme Implementation Deed	4
2.5	Option Scheme Deed Poll	4
3.	Conditions	5
3.1	Conditions precedent to Scheme	5
3.2	Certificate in relation to conditions precedent	5
3.3	Condition Subsequent	6
4.	Scheme	6
4.1	Effective Date	6
4.2	End Date	6
5.	Implementation of Scheme	6
5.1	Lodgement of Court orders with ASIC	6
5.2	Cancellation of Scheme Options	6
6.	Option Scheme Consideration	6
6.1	Provision of Option Scheme Consideration	6
6.2	Holdco Options	7
6.3	Terms of Holdco Options	7
6.4	Obligations of Option Scheme Participants	7
6.5	Joint holders	8
6.6	Orders of a Court or Governmental Authority	8
7.	Dealings in Scheme Options	9
7.1	Determination of Option Scheme Participants	9
7.2	Transfers after the Record Date	9
7.3	Maintenance of Option Register	9
7.4	Effect of certificates and holding statements	9
7.5	Information to be made available to Holdco	9
8.	Instructions and notification	9
9.	General Scheme provisions	10
9.1	Appointment of ATL as agent and attorney	10
9.2	Agreement by Option Scheme Participants	10
9.3	Warranty by Option Scheme Participants	10
9.4	Scheme alterations and conditions	10
9.5	Effect of Scheme	11
9.6	No liability when acting in good faith	11

i

9.7	Notices	11
9.8	Further assurances	11
9.9	Costs and stamp duty	11
9.10	Governing law and jurisdiction	11

ii

Option Scheme of Arrangement

This scheme of arrangement is made under section 411 of the Corporations Act 2001 (Cth).

Details

Parties
ATL	Anteris Technologies Ltd ACN 088 221 078 of Toowong Tower, Level 3, 9 Sherwood Road, Toowong QLD 4066, Australia
Option Scheme Participants	Each person registered as a holder of options issued by ATL to acquire fully paid ordinary shares in ATL as at the Record Date

1.	Definitions and interpretation

1.1	Definitions

In this document, unless the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or, where the context requires, the securities market which it operates.

ASX Listing Rules means the listing rules of ASX as amended from time to time (including as waived by ASX in relation to ATL or Holdco from time to time).

ASX Settlement means ASX Settlement Pty Ltd (ABN 49 008 504 532).

ASX Settlement Rules means the ASX Settlement Operating Rules of ASX Settlement.

ATL Option means an option to acquire an ATL Share.

ATL Optionholder means each person who is registered in the Option Register as a holder of ATL Options.

ATL Share means a fully paid ordinary share issued in the capital of ATL.

Business Day means a business day as defined in the ASX Listing Rules and, to the extent any action must be taken in relation to Nasdaq, a day on which Nasdaq is operating.

CDI means a CHESS depositary interest, being a unit of beneficial ownership in a Holdco Share that is registered in the name of CDN, or beneficial ownership is held by CDN, in accordance with the ASX Settlement Rules.

CDN means CHESS Depositary Nominees Pty Ltd ACN 071 346 506.

CHESS means the Clearing House Electronic Subregister System of share transfers operated by ASX Settlement.

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Condition Subsequent has the meaning given in clause 3.3(a) of this Scheme.

Condition Subsequent End Date means 20 December 2024, or such other date agreed between ATL and Holdco.

Corporations Act means the Corporations Act 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act, as agreed between ATL and Holdco.

Effective, when used in relation to this Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to this Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which this Scheme becomes Effective.

Employee Optionholder means an Option Scheme Participant who was issued or granted their ATL Options under ATL’s employee incentive plan.

Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement, “security interest” as defined in sections 12(1) or 12(2) of the Personal Property Securities Act 2009 (Cth), right of first refusal, preemptive right, any similar restriction, or any agreement to create any of them or allow them to exist.

End Date means 5.00 pm on 29 November 2024 or such other date and time agreed between ATL and Holdco.

Holdco means Anteris Technologies Global Corp.

Holdco CDI means a CDI representing a beneficial interest in one Holdco Share.

Holdco IPO means an initial public offering of Holdco Shares which, once completed, will result in Holdco’s Registration Statement on Form S-1 being declared effective by the SEC and Holdco satisfying the initial listing requirements of Nasdaq.

Holdco Share means a share of voting common stock in Holdco.

Holdco Option means an option to acquire a Holdco Share (including in the form of Holdco CDIs).

Holdco Option Register means the register of Holdco Optionholders maintained by or on behalf of Holdco in accordance with the Delaware General Corporation Law.

Implementation means the implementation of this Scheme in accordance with its terms after this Scheme has become Effective and the Condition Subsequent has been satisfied.

Implementation Date means the date which is two Business Days after completion of pricing of the Holdco IPO, or such other date as is agreed between ATL and Holdco.

Legacy Holdco Employee Incentive Plan means the Legacy Anteris Technologies Global Corp. Employee Incentive Plan, to be adopted by Holdco prior to the Option Scheme Meeting.

Nasdaq means Nasdaq, Inc. or the Nasdaq Global Market, as the context requires.

Option Register means the register of holders of ATL Options maintained by or on behalf of ATL.

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Option Scheme Consideration means the consideration to be provided to Option Scheme Participants under the terms of this Scheme for the cancellation of their Scheme Options, being one Holdco Option for every one Scheme Option.

Option Scheme Deed Poll means the deed poll executed by Holdco substantially in the form of Annexure D of the Scheme Implementation Deed or as otherwise agreed by ATL and Holdco under which Holdco covenants in favour of each Option Scheme Participant to perform its obligations under this Scheme.

Option Scheme Meeting means the meeting of ATL Optionholders ordered by the Court to be convened under section 411(1) of the Corporations Act in relation to this Scheme.

Record Date means 7.00 pm (AEDT) on the date which is two Business Days after the Effective Date, or such other date and time agreed in writing between ATL and Holdco.

Scheme means this scheme of arrangement between ATL and the Option Scheme Participants under which all of the Scheme Options will be cancelled under Part 5.1 of the Corporations Act as described in this Scheme, in consideration for Holdco issuing the Option Scheme Consideration, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by ATL and Holdco in accordance with clause 9.4.

Scheme Implementation Deed means the scheme implementation deed dated 13 August 2024 between ATL and Holdco.

Scheme Option means an ATL Option held by an Option Scheme Participant as at the Record Date.

SEC means the United States Securities and Exchange Commission.

Second Court Date means the first day on which the Court hears the application for the order pursuant to section 411(4)(b) of the Corporations Act approving this Scheme, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.

Share Scheme has the meaning given in the Scheme Implementation Deed.

1.2	Interpretation

In this document:

(a)	unless the context requires otherwise, a reference:

(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document or instrument is a reference to that document or instrument as amended, consolidated, supplemented, novated or replaced;

(iv)	to a clause, paragraph, Schedule or Annexure is to a clause, paragraph, Schedule or Annexure of or to this document;

(v)	to a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(vi)	to any time is to Brisbane, Queensland time;

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(vii)	to “$” is to the lawful currency of Australia;

(b)	the words “including” or “includes” means “including, but not limited to”, or “includes, without limitation” respectively;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	headings are for convenience only and do not affect interpretation of this document;

(e)	if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and

(f)	if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.

2.	Preliminary

2.1	ATL

(a)	ATL is:

(i)	a public company limited by shares;

(ii)	incorporated in Australia and taken to be registered in Western Australia; and

(iii)	admitted to the official list of ASX and ATL Shares are quoted on ASX.

(b)	ATL Options are not quoted on ASX.

(c)	As at the date of the Scheme Implementation Deed, there are 6,120,807 ATL Options on issue.

2.2	Holdco

Holdco is a corporation formed under the laws of Delaware, United States of America. Its principal executive office is at 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121.

2.3	Effect of Scheme

If this Scheme becomes Effective and the Condition Subsequent is satisfied:

(a)	ATL will procure the issue of the Option Scheme Consideration to Option Scheme Participants in accordance with the terms of this Scheme; and

(b)	subject to provision of the Option Scheme Consideration to Option Scheme Participants, all of the Scheme Options will be cancelled.

2.4	Scheme Implementation Deed

ATL and Holdco have entered into the Scheme Implementation Deed which sets out the terms on which ATL and Holdco have agreed to implement this Scheme.

2.5	Option Scheme Deed Poll

(a)	Holdco has executed the Option Scheme Deed Poll for the purpose of covenanting in favour of the Option Scheme Participants to perform Holdco’s obligations as contemplated by this Scheme, including to provide the Option Scheme Consideration.

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(b)	ATL undertakes in favour of each Option Scheme Participant to enforce the Option Scheme Deed Poll against Holdco on behalf of and as trustee and nominee for the Option Scheme Participants.

3.	Conditions

3.1	Conditions precedent to Scheme

This Scheme is conditional on, and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)	as at 8.00am on the Second Court Date, neither the Scheme Implementation Deed nor the Option Scheme Deed Poll having been terminated in accordance with their terms;

(b)	all of the conditions precedent in clause 3.2 of the Scheme Implementation Deed (other than the condition precedent in clause 3.2(c) of the Scheme Implementation Deed) having been satisfied or waived in accordance with the terms of the Scheme Implementation Deed;

(c)	the Court having approved this Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, ATL and Holdco having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(d)	the Court having approved the Share Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, ATL and Holdco having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(e)	the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme; and

(f)	the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to the Share Scheme, and clauses 5, 6 and 7 will not come into effect unless and until each of these conditions precedent has been satisfied.

3.2	Certificate in relation to conditions precedent

(a)	ATL and Holdco must provide to the Court on the Second Court Date a certificate confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent set out in clause 3.1 (other than the conditions precedent in clauses 3.1(c), 3.1(d), 3.1(e) and 3.1(f)) have been satisfied or waived as at 8.00am on the Second Court Date.

(b)	The certificate referred to in this clause 3.2 will constitute conclusive evidence of whether the conditions precedent referred to in clause 3.1 (other than the conditions precedent in clauses 3.1(c), 3.1(d), 3.1(e) and 3.1(f)) have been satisfied or waived as at 8.00am on the Second Court Date.

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3.3	Condition Subsequent

(a)	It is a condition subsequent to this Scheme that the Holdco IPO successfully completes on or before the Condition Subsequent End Date, which will be deemed to have been satisfied if both of the following occur (Condition Subsequent):

(i)	Holdco has lodged with the SEC a registration statement on Form S-1 relating to the Holdco IPO, and the SEC has declared such registration statement effective; and

(ii)	Holdco has executed a binding underwriting agreement relating to the Holdco IPO with the underwriters of the Holdco IPO.

(b)	Notwithstanding any other provision of this Scheme, Implementation is conditional upon, and must not take place until, the Condition Subsequent is satisfied.

(c)	If the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date, then this Scheme will lapse and be of no further force or effect.

4.	Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

4.2	End Date

This Scheme will lapse and have no further force or effect if:

(a)	the Effective Date has not occurred on or before the End Date;

(b)	the Scheme Implementation Deed or Option Scheme Deed Poll are terminated in accordance with their terms; or

(c)	this Scheme becomes Effective, but the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date.

5.	Implementation of Scheme

5.1	Lodgement of Court orders with ASIC

If the conditions precedent set out in clause 3.1 (other than the condition precedent in clauses 3.1(e) and 3.1(f)) are satisfied, ATL must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Court order approving this Scheme as soon as possible, and in any event by no later than 5.00pm on the first Business Day after the day on which the Court approves this Scheme or such later time as ATL and Holdco agree in writing.

5.2	Cancellation of Scheme Options

Subject to this Scheme becoming Effective, the Condition Subsequent being satisfied and the provision of the Option Scheme Consideration in accordance with clause 6.1, on the Implementation Date the Scheme Options, together with all rights and entitlements attaching to them as at the Implementation Date, will be cancelled without the need for any further act by any Option Scheme Participant, and ATL must update the Option Register accordingly.

6.	Option Scheme Consideration

6.1	Provision of Option Scheme Consideration

(a)	ATL must use its best endeavours to procure that, on the Implementation Date, Holdco provides the Option Scheme Consideration to each Option Scheme Participant by issuing one Holdco Option for every one Scheme Option held by that Option Scheme Participant.

6

(b)	Subject to the remaining provisions of this clause 6, the transactions which form part of this Scheme will be implemented in the following sequence on the Implementation Date:

(i)	each Option Scheme Participant will receive the Option Scheme Consideration for the Scheme Options held by that Option Scheme Participant on the Record Date; and

(ii)	in exchange, all Scheme Options will be cancelled.

6.2	Holdco Options

The obligation to issue Holdco Options under clause 6.1 will be satisfied by Holdco, on the Implementation Date, procuring the entry into the Holdco Option Register the name of each person who is to receive Holdco Options.

6.3	Terms of Holdco Options

Each Holdco Option will:

(a)	have an exercise price per Holdco Share or Holdco CDI equal to the exercise price per ATL Share of the relevant ATL Option it replaces, converted from Australian dollars to US dollars at the prevailing currency exchange rate on the Implementation Date, as reasonably determined by ATL;

(b)	have an exercise period equal to the unexpired exercise period of the relevant ATL Option it replaces;

(c)	be vested to the same extent and have the same terms as to vesting as the relevant ATL Option it replaces;

(d)	for ATL Optionholders with a registered address in Australia and New Zealand on the Option Register, provide that securities issued on exercise of the Holdco Option will be Holdco CDIs by default, unless the optionholder elects to receive Holdco Shares;

(e)	for ATL Optionholders with a registered address outside of Australia and New Zealand on the Option Register, provide that securities issued on exercise of the Holdco Option will be Holdco Shares by default, unless the optionholder elects to receive Holdco CDIs;

(f)	for Holdco Options issued to Employee Optionholders, be issued on the terms of the Legacy Holdco Employee Incentive Plan; and

(g)	otherwise be on the same terms as the ATL Option it replaces, with necessary changes due to Holdco being the issuer in place of ATL.

6.4	Obligations of Option Scheme Participants

Each Option Scheme Participant who will be issued Holdco Options under this Scheme agrees:

(a)	to become an optionholder of Holdco (without the need for any further action on its part);

(b)	to have their name and address entered into the Holdco Option Register;

(c)	to be bound by the certificate of incorporation and by-laws of Holdco in force from time to time in respect of the Holdco Options; and

7

(d)	for Employee Optionholders only, that this Scheme constitutes acceptance of an offer of Holdco Options for the purposes of the Legacy Holdco Employee Incentive Plan.

6.5	Joint holders

In the case of Scheme Options held in joint names:

(a)	any Option Scheme Consideration will be issued to and registered in the names of the joint holders;

(b)	holding statements or notices confirming the issue of the Option Scheme Consideration will be forwarded to the holder whose name appears first in the Option Register as at the Record Date; and

(c)	any amount to be paid to Option Scheme Participants will be payable to the joint holders.

6.6	Orders of a Court or Governmental Authority

(a)	ATL may deduct and withhold from any consideration which would otherwise be provided to an Option Scheme Participant in accordance with this clause 6, any amount which ATL or Holdco determines is required to be deducted and withheld from that consideration under any applicable law, including any order, direction or notice made or given by a court of competent jurisdiction or by another governmental authority.

(b)	To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing agency.

(c)	If written notice is given to ATL of an order, direction or notice made or given by a court of competent jurisdiction or by another governmental authority that:

(i)	requires consideration which would otherwise be provided to an Option Scheme Participant in accordance with this clause 6 to instead be paid or provided to a governmental authority or other third party (either through payment of a sum or the issuance of a security), then ATL shall be entitled to procure that provision of that consideration is made in accordance with that order, direction or notice (and payment or provision of that consideration in accordance with that order, direction or notice will be treated for all purposes under this Scheme as having been paid or provided to that Option Scheme Participant); or

(ii)	prevents consideration being provided to any particular Option Scheme Participant in accordance with this clause 6, or the payment or provision of such consideration is otherwise prohibited by applicable law, ATL shall be entitled to (as applicable) direct Holdco not to issue (or procure the issue of), or to issue or provide to a trustee or nominee, such number of Holdco Options as that Option Scheme Participant would otherwise be entitled to under this clause 6, until such time as payment or provision of the consideration in accordance with this clause 6 is permitted by that order or direction or otherwise by law.

8

7.	Dealings in Scheme Options

7.1	Determination of Option Scheme Participants

(a)	Each Option Scheme Participant will be entitled to participate in this Scheme.

(b)	ATL must issue, and register the relevant ATL Optionholder as the holder of, ATL Shares resulting from the valid exercise of an ATL Option which is received on or before 12:00pm (AEDT) on the Business Day prior to the Record Date.

(c)	ATL will not accept for registration or recognise for any purpose any exercise of an ATL Option received after 12:00pm (AEDT) on the Business Day prior to the Record Date and, after such time, the ATL Options will not be capable of exercise notwithstanding the terms on which the ATL Options were issued or granted.

7.2	Transfers after the Record Date

(a)	If this Scheme becomes Effective, an ATL Optionholder (and any person claiming through that holder) must not dispose of, or purport or agree to dispose of, any ATL Options or any interest in them after the Record Date.

(b)	ATL will not accept for registration, nor recognise for any purpose, any transfer or transmission application in respect of ATL Options received after the Record Date.

7.3	Maintenance of Option Register

For the purpose of determining entitlements to the Option Scheme Consideration, ATL will, until the Option Scheme Consideration has been issued to Option Scheme Participants, maintain or procure the maintenance of the Option Register in accordance with this clause 7. The Option Register in this form will solely determine entitlements to the Option Scheme Consideration.

7.4	Effect of certificates and holding statements

(a)	Any statements of holding in respect of Scheme Options will cease to have effect after the Record Date as documents of title in respect of those options.

(b)	After the Record Date, each entry current on the Option Register as at the Record Date will cease to have effect except as evidence of entitlement to the Option Scheme Consideration.

7.5	Information to be made available to Holdco

As soon as reasonably practicable after the Record Date and in any event at least two Business Days before the Implementation Date, ATL will give to Holdco or as it directs or procure that Holdco be given or as it directs, details of the name, address and number of Scheme Options held by each Option Scheme Participant as shown in the Option Register at the Record Date in the form Holdco reasonably requires.

8.	Instructions and notification

To the maximum extent permitted by law, all instructions, notifications or elections by an Option Scheme Participant to ATL that are binding or deemed binding between the Option Scheme Participant and ATL relating to ATL or ATL Options, including instructions, notifications or elections relating to notices or other communications from ATL (including by email), will be deemed from the Implementation Date (except to the extent determined otherwise by Holdco in its sole discretion), by reason of this Scheme, to be made by the Option Scheme Participant to Holdco and to be a binding instruction, notification or election to, and accepted by, Holdco until that instruction, notification or election is revoked or amended in writing addressed to Holdco at its registry.

9

9.	General Scheme provisions

9.1	Appointment of ATL as agent and attorney

(a)	Each Option Scheme Participant, without the need for any further act, irrevocably appoints ATL and each of the directors and officers of ATL (jointly and severally) as its agent and attorney for the purpose of doing all things and executing all deeds, instruments, transfers and other documents that may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including but not limited to:

(i)	enforcing the Option Scheme Deed Poll against Holdco; and

(ii)	in all cases, executing any document or doing any other act necessary or desirable to give full effect to this Scheme and the transactions contemplated by it.

(b)	ATL may sub-delegate its functions, authorities or powers under clause 9.1(a) as agent and attorney of each Option Scheme Participant to any or all of its directors or officers.

9.2	Agreement by Option Scheme Participants

Subject to provision of the Option Scheme Consideration contemplated in clause 6.1, each Option Scheme Participant agrees to:

(a)	the cancellation of its Scheme Options together with all rights and entitlements attaching to those Scheme Options in accordance with the terms of this Scheme; and

(b)	the variation, cancellation or modification (if any) of the rights attached to its ATL Options constituted by or resulting from this Scheme.

9.3	Warranty by Option Scheme Participants

Each Option Scheme Participant is deemed to have warranted to ATL, and is deemed to have authorised ATL to warrant to Holdco as agent and attorney for the Option Scheme Participant, that:

(a)	all of its Scheme Options (including all rights and entitlements attaching to them) cancelled under this Scheme will, on the date of the cancellation, be fully paid and free from all Encumbrances; and

(b)	it has full power and capacity to deal with its Scheme Options (including all rights and entitlements attaching to them).

9.4	Scheme alterations and conditions

If the Court proposes to approve this Scheme subject to any alterations or conditions under section 411(6) of the Corporations Act, ATL may, by its counsel or solicitors, and with the consent of Holdco, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Option Scheme Participants.

10

9.5	Effect of Scheme

This Scheme binds ATL and all Option Scheme Participants (including those who do not attend the Option Scheme Meeting, do not vote at the meeting or vote against this Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of ATL.

9.6	No liability when acting in good faith

Neither ATL nor Holdco, nor any of their respective officers or agents, will be liable to an ATL Optionholder for anything done or omitted to be done in the performance of this Scheme in good faith.

9.7	Notices

(a)	Where a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to ATL, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at ATL’s registered office or the address of its share registry.

(b)	The accidental omission to give notice of the Option Scheme Meeting or the non-receipt of such a notice by any ATL Optionholder will not, unless so ordered by the Court, invalidate the Option Scheme Meeting or the proceedings of the Option Scheme Meeting.

9.8	Further assurances

Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Scheme and the transactions contemplated by this Scheme.

9.9	Costs and stamp duty

Holdco will pay all stamp duty (if any) and any related fines, penalties and interest payable on the cancellation of the Scheme Options.

9.10	Governing law and jurisdiction

This Scheme is governed by the laws of Queensland, Australia. Each party irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of Queensland, Australia; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

11

Annexure C – Share Scheme Deed Poll

33

Share Scheme Deed Poll

By Anteris Technologies Global Corp.

in favour of the holders of fully paid ordinary shares in Anteris Technologies Ltd as at the Record Date

Jones Day

Riverside Centre, Level 31

123 Eagle Street

Brisbane QLD 4000, Australia

Tel: 61 7 3085 7000

Fax: 61 7 3085 7099

www.jonesday.com

Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	1
2.	Nature of Deed Poll	2
3.	Conditions precedent and termination	2
3.1	Conditions precedent	2
3.2	Termination	2
3.3	Consequences of termination	2
4.	Provision of Share Scheme Consideration	2
5.	Representations and warranties	3
6.	Continuing obligations	3
7.	Notices	3
8.	General	4
8.1	Stamp duty	4
8.2	Waiver	4
8.3	Variation	5
8.4	Rights cumulative	5
8.5	Assignment	5
8.6	Further assurances	5
8.7	Governing law and jurisdiction	5
Signing page		6

i

Share Scheme Deed Poll

Date
Parties
By:

Anteris Technologies Global Corp. a corporation formed under the laws of Delaware United States of America of 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121, United States of America (Holdco)

in favour of:	Each person registered as a holder of fully paid ordinary shares in Anteris Technologies Ltd ACN 088 221 078 (ATL) as at the Record Date (Share Scheme Participant)
Recitals

A.             ATL and Holdco are parties to a scheme implementation deed dated 13 August 2024 (Scheme Implementation Deed).

B.             Holdco is entering into this Deed Poll for the purpose of covenanting in favour of Share Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed and certain steps attributed to it under the Share Scheme, including ensuring that the Share Scheme Consideration is issued to Share Scheme Participants.

C.             The effect of the Share Scheme will be that the Scheme Shares, together with all rights and entitlements attaching to them, will be transferred to Holdco in consideration for the Share Scheme Consideration.

Operative Provisions

1.	Definitions and interpretation

1.1	Definitions

Deed Poll means this deed poll.

Share Scheme means the scheme of arrangement between ATL and the Share Scheme Participants under which all of the Scheme Shares will be transferred to Holdco under Part 5.1 of the Corporations Act as described in the Share Scheme, in consideration for the Share Scheme Consideration, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by ATL and Holdco in accordance with the Share Scheme.

1.2	Interpretation

(a)	Words and phrases defined in the Share Scheme have the same meanings in this Deed Poll unless the context requires otherwise.

1

(b)	Clause 1.2(a) of the Share Scheme applies to the interpretation of this Deed Poll except that references to “this document” in that clause are to be read as references to “this Deed Poll”.

2.	Nature of Deed Poll

Holdco acknowledges that:

(a)	this Deed Poll may be relied on and enforced by any Share Scheme Participant in accordance with its terms, even though the Share Scheme Participants are not a party to it; and

(b)	under the Share Scheme, each Share Scheme Participant irrevocably appoints ATL and each of the directors and officers of ATL (jointly and severally) as its agent and attorney to enforce this Deed Poll against Holdco.

3.	Conditions precedent and termination

3.1	Conditions precedent

Holdco’s obligations under clause 4 in relation to the Share Scheme are subject to the Share Scheme becoming Effective.

3.2	Termination

Holdco’s obligations under this Deed Poll will automatically terminate and the terms of this Deed Poll will have no further force or effect if:

(a)	the Scheme Implementation Deed is terminated in accordance with its terms;

(b)	the Share Scheme does not become Effective on or before the End Date; or

(c)	the Share Scheme becomes Effective, but the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date.

3.3	Consequences of termination

If this Deed Poll is terminated under clause 3.2, then, in addition and without prejudice to any other rights, powers or remedies available:

(a)	Holdco is released from its obligations to further perform this Deed Poll, except for any obligations which by their nature survive termination; and

(b)	each Share Scheme Participant retains the rights it has against Holdco in respect of any breach of this Deed Poll which occurred before its termination.

4.	Provision of Share Scheme Consideration

Subject to clause 3, Holdco undertakes to each Share Scheme Participant:

(a)	to issue the Share Scheme Consideration to each Share Scheme Participant (or, in accordance with the terms of the Share Scheme, to the Sale Agent where such Share Scheme Participant is an Ineligible Foreign Shareholder or Selling Shareholder;

2

(b)	that the Holdco Shares to be issued to Share Scheme Participants in accordance with the terms of the Share Scheme (including those Holdco Shares issued to CDN in connection with the Holdco CDIs) will, upon their issue:

(i)	rank equally in all respects with all other Holdco Shares on issue as at the Implementation Date; and

(ii)	be fully paid and free from Encumbrances;

(c)	to undertake all other actions attributed to it under, and otherwise comply with its obligations in, the Share Scheme as if it were a party to the Share Scheme,

subject to and in accordance with the provisions of the Share Scheme.

5.	Representations and warranties

Holdco represents and warrants that:

(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	(power) it has power to enter into this Deed Poll, to comply with its obligations under it and exercise its rights under it;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this Deed Poll do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it or its assets; or

(iii)	any Encumbrance or document binding on or applicable to it;

(d)	(authorisations) it has in full force and effect each authorisation necessary for it to enter into this Deed Poll, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this Deed Poll are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(solvency) it is not “Insolvent” (as defined in the Scheme Implementation Deed).

6.	Continuing obligations

This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	Holdco having fully performed its obligations under this Deed Poll; or

(b)	the termination of this Deed Poll under clause 3.2.

7.	Notices

(a)	Any notice or other communication given to Holdco under or in connection with this Deed Poll must be:

(i)	in legible writing and in English;

3

(ii)	addressed to Holdco at the address or email address set out below:

Address:	860 Blue Gentian Road, Suite 340, Eagan Minnesota 55121, United States of America
Email:	[***]
Attention:	Wayne Paterson

(iii)	signed by the sender or a person duly authorised by the sender; and

(iv)	sent to Holdco by hand, prepaid post or email.

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by Holdco, a notice will be considered to have been received:

(i)	if sent by hand, when received at the registered address of Holdco;

(ii)	if sent by pre-paid post, the earlier of (i) 10 Business Days after the date of posting, and (ii) the date on which it is received at the registered address of Holdco; or

(iii)	if sent by email, when the sender receives an automated message confirming delivery or four hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever occurs first,

(iv)	but if a notice is served by hand, or is received by email, on a day that is not a Business Day, or after 5.00 pm (Holdco’s local time) on a Business Day, the notice will be considered to have been received by Holdco at 9.00 am (Holdco’s local time) on the next Business Day.

8.	General

8.1	Stamp duty

Holdco:

(a)	must pay all stamp duty (if any) and any related fines, penalties and interest in respect of the Share Scheme and this Deed Poll, the performance of this Deed Poll and each transaction effected by or made under this Deed Poll; and

(b)	indemnifies each Share Scheme Participant on demand against any liability arising from failure to comply with clause 8.1(a).

8.2	Waiver

(a)	Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Deed Poll by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Deed Poll.

(b)	No waiver of a breach of any term of this Deed Poll will operate as a waiver of another breach of that term or of a breach of any other term of this Deed Poll.

(c)	Nothing in this Deed Poll obliges a party to exercise a right to waive any conditional term of this Deed Poll that may be in its power.

4

(d)	A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.

8.3	Variation

A provision of this Deed Poll may not be varied unless the variation is agreed to in writing by Holdco and ATL, and the Court indicates that the variation would not of itself preclude approval of the Share Scheme. A variation which complies with this clause is effective when Holdco enters into a further deed poll in favour of each Share Scheme Participant giving effect to the amendment.

8.4	Rights cumulative

The rights, powers and remedies of Holdco and of each Share Scheme Participant under this Deed Poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this Deed Poll.

8.5	Assignment

The rights and obligations of Holdco and of each Share Scheme Participant under this Deed Poll are personal and must not be assigned, encumbered or otherwise dealt with at law or in equity.

8.6	Further assurances

Holdco must, at its own expense, whenever requested by ATL, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Deed Poll and the transactions contemplated by this Deed Poll.

8.7	Governing law and jurisdiction

This Deed Poll is governed by the laws of Queensland. Holdco irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Queensland.

5

Signing page

Executed as a deed poll.

Signed, sealed and delivered by Anteris Technologies Global Corp. by an authorised officer:

Signature

Name

Position

6

Annexure D – Option Scheme Deed Poll

34

Option Scheme Deed Poll

By Anteris Technologies Global Corp.

in favour of the holders of options to acquire fully paid ordinary shares in Anteris Technologies Ltd as at the Record Date

Jones Day

Riverside Centre, Level 31

123 Eagle Street

Brisbane QLD 4000, Australia

Tel: 61 7 3085 7000

Fax: 61 7 3085 7099

www.jonesday.com

Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	1
2.	Nature of Deed Poll	2
3.	Conditions precedent and termination	2
3.1	Conditions precedent	2
3.2	Termination	2
3.3	Consequences of termination	2
4.	Provision of Option Scheme Consideration	2
5.	Representations and warranties	3
6.	Continuing obligations	3
7.	Notices	3
8.	General	4
8.1	Stamp duty	4
8.2	Waiver	4
8.3	Variation	4
8.4	Rights cumulative	5
8.5	Assignment	5
8.6	Further assurances	5
8.7	Governing law and jurisdiction	5
Signing page		6

i

Option Scheme Deed Poll

Date
Parties
By:

Anteris Technologies Global Corp. a corporation formed under the laws of Delaware United States of America of 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121, United States of America (Holdco)

in favour of:	Each person registered as a holder of options to acquire fully paid ordinary shares in Anteris Technologies Ltd ACN 088 221 078 (ATL) as at the Record Date (Option Scheme Participant)
Recitals

A.             ATL and Holdco are parties to a scheme implementation deed dated 13 August 2024 (Scheme Implementation Deed).

B.             Holdco is entering into this Deed Poll for the purpose of covenanting in favour of Option Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed and certain steps attributed to it under the Option Scheme, including ensuring that the Option Scheme Consideration is issued to Option Scheme Participants.

C.             The effect of the Option Scheme will be that the Scheme Options, together with all rights and entitlements attaching to them, will be cancelled in consideration for Holdco issuing the Option Scheme Consideration.

Operative Provisions

1.	Definitions and interpretation

1.1	Definitions

Deed Poll means this deed poll.

Option Scheme means the scheme of arrangement between ATL and the Option Scheme Participants under which all of the Scheme Options will be cancelled under Part 5.1 of the Corporations Act as described in the Option Scheme, in consideration for Holdco issuing the Option Scheme Consideration, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by ATL and Holdco in accordance with the Option Scheme.

1.2	Interpretation

(a)	Words and phrases defined in the Option Scheme have the same meanings in this Deed Poll unless the context requires otherwise.

(b)	Clause 1.2(a) of the Option Scheme applies to the interpretation of this Deed Poll except that references to “this document” in that clause are to be read as references to “this Deed Poll”.

2.	Nature of Deed Poll

Holdco acknowledges that:

(a)	this Deed Poll may be relied on and enforced by any Option Scheme Participant in accordance with its terms, even though the Option Scheme Participants are not a party to it; and

(b)	under the Option Scheme, each Option Scheme Participant irrevocably appoints ATL and each of the directors and officers of ATL (jointly and severally) as its agent and attorney to enforce this Deed Poll against Holdco.

3.	Conditions precedent and termination

3.1	Conditions precedent

Holdco’s obligations under clause 4 in relation to the Option Scheme are subject to the Option Scheme becoming Effective.

3.2	Termination

Holdco’s obligations under this Deed Poll will automatically terminate and the terms of this Deed Poll will have no further force or effect if:

(a)	the Scheme Implementation Deed is terminated in accordance with its terms;

(b)	the Option Scheme does not become Effective on or before the End Date; or

(c)	the Option Scheme becomes Effective, but the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date.

3.3	Consequences of termination

If this Deed Poll is terminated under clause 3.2, then, in addition and without prejudice to any other rights, powers or remedies available:

(a)	Holdco is released from its obligations to further perform this Deed Poll, except for any obligations which by their nature survive termination; and

(b)	each Option Scheme Participant retains the rights it has against Holdco in respect of any breach of this Deed Poll which occurred before its termination.

4.	Provision of Option Scheme Consideration

Subject to clause 3, Holdco undertakes to each Option Scheme Participant:

(a)	to issue the Option Scheme Consideration to each Option Scheme Participant (other than Ineligible Foreign Optionholders); and

(b)	to undertake all other actions attributed to it under, and otherwise comply with its obligations in, the Option Scheme as if it were a party to the Option Scheme,

subject to and in accordance with the provisions of the Option Scheme.

5.	Representations and warranties

Holdco represents and warrants that:

(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	(power) it has power to enter into this Deed Poll, to comply with its obligations under it and exercise its rights under it;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this Deed Poll do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it or its assets; or

(iii)	any Encumbrance or document binding on or applicable to it;

(d)	(authorisations) it has in full force and effect each authorisation necessary for it to enter into this Deed Poll, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this Deed Poll are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(solvency) it is not “Insolvent” (as defined in the Scheme Implementation Deed).

6.	Continuing obligations

This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	Holdco having fully performed its obligations under this Deed Poll; or

(b)	the termination of this Deed Poll under clause 3.2.

7.	Notices

(a)	Any notice or other communication given to Holdco under or in connection with this Deed Poll must be:

(i)	in legible writing and in English;

(ii)	addressed to Holdco at the address or email address set out below:

Address:	860 Blue Gentian Road, Suite 340, Eagan Minnesota 55121, United States of America
Email:	[***]
Attention:	Wayne Paterson

(iii)	signed by the sender or a person duly authorised by the sender; and

(iv)	sent to Holdco by hand, prepaid post or email.

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by Holdco, a notice will be considered to have been received:

(i)	if sent by hand, when received at the registered address of Holdco;

(ii)	if sent by pre-paid post, the earlier of (i) 10 Business Days after the date of posting, and (ii) the date on which it is received at the registered address of Holdco; or

(iii)	if sent by email, when the sender receives an automated message confirming delivery or four hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever occurs first,

(iv)	but if a notice is served by hand, or is received by email, on a day that is not a Business Day, or after 5.00 pm (Holdco’s local time) on a Business Day, the notice will be considered to have been received by Holdco at 9.00 am (Holdco’s local time) on the next Business Day.

8.	General

8.1	Stamp duty

Holdco:

(a)	must pay all stamp duty (if any) and any related fines, penalties and interest in respect of the Option Scheme and this Deed Poll, the performance of this Deed Poll and each transaction effected by or made under this Deed Poll; and

(b)	indemnifies each Option Scheme Participant on demand against any liability arising from failure to comply with clause 8.1(a).

8.2	Waiver

(a)	Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Deed Poll by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Deed Poll.

(b)	No waiver of a breach of any term of this Deed Poll will operate as a waiver of another breach of that term or of a breach of any other term of this Deed Poll.

(c)	Nothing in this Deed Poll obliges a party to exercise a right to waive any conditional term of this Deed Poll that may be in its power.

(d)	A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.

8.3	Variation

A provision of this Deed Poll may not be varied unless the variation is agreed to in writing by Holdco and ATL, and the Court indicates that the variation would not of itself preclude approval of the Option Scheme. A variation which complies with this clause is effective when Holdco enters into a further deed poll in favour of each Option Scheme Participant giving effect to the amendment.

8.4	Rights cumulative

The rights, powers and remedies of Holdco and of each Option Scheme Participant under this Deed Poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this Deed Poll.

8.5	Assignment

The rights and obligations of Holdco and of each Option Scheme Participant under this Deed Poll are personal and must not be assigned, encumbered or otherwise dealt with at law or in equity.

8.6	Further assurances

Holdco must, at its own expense, whenever requested by ATL, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Deed Poll and the transactions contemplated by this Deed Poll.

8.7	Governing law and jurisdiction

This Deed Poll is governed by the laws of Queensland. Holdco irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Queensland.

Signing page

Executed as a deed poll.

Signed, sealed and delivered by Anteris Technologies Global Corp. by an authorised officer:

Signature

Name

Position

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